Exhibit 10.1
Certain confidential information contained in this document, marked by “[***]”, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential. Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K.
EXECUTION COPY
CREDIT AND SECURITY AGREEMENT
among

LOANDEPOT.COM, LLC,
as Borrower
And
ATLAS SECURITIZED PRODUCTS, L.P.,
as Administrative Agent
And
ATLAS SECURITIZED PRODUCTS FUNDING 1, L.P.,
as Lender
DATED AS OF JANUARY 29, 2025

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS    1
Section 1.1    Definitions    1
Section 1.2    Accounting Matters    17
Section 1.3    Other Definitional Provisions    17
ARTICLE II    BORROWINGS    17
Section 2.1    Borrowings    17
Section 2.2    Reserved    18
Section 2.3    Use of Proceeds    19
Section 2.4    Extension of Termination Date    19
Section 2.5    Reserved    19
Section 2.6    Revolving Credit Note    19
ARTICLE III    PAYMENTS    21
Section 3.1    Method of Payment    21
Section 3.2    Prepayments    21
Section 3.3    Payment Terms    22
Section 3.4    Taxes    25
ARTICLE IV    SECURITY    28
Section 4.1    Grant of Security Interest    28
Section 4.2    Limited Pledge of Servicing    31
Section 4.3    Acknowledgment Agreement    32
Section 4.4    Lender Requires Acknowledgment Agreements    32
Section 4.5    Further Assurances Concerning Collateral    32
Section 4.6    Financing Statements Filing Authorization    33
Section 4.7    Borrower Remains Liable    33
Section 4.8    Rights after Occurrence of Default    33
Section 4.9    Attorney-In-Fact Appointment    34
Section 4.10    Periodic Valuations of Servicing Contract Rights    34
Section 4.11    Collections in General    35
Section 4.12    Setoff    35
Section 4.13    Pledged Servicing Contract Rights Schedule    36
ARTICLE V    CONDITIONS PRECEDENT    36
Section 5.1    Initial Extension of Credit    36
Section 5.2    All Extensions of Credit    37
    i

ARTICLE VI    REPRESENTATIONS AND WARRANTIES    38
Section 6.1    Entity Existence    38
Section 6.2    Power and Due Authorization    38
Section 6.3    Financial Statements; Etc    39
Section 6.4    Action; No Breach    39
Section 6.5    Operation of Business    39
Section 6.6    Litigation and Judgments    40
Section 6.7    Rights in Properties; Liens    40
Section 6.8    Enforceability    40
Section 6.9    Approvals    40
Section 6.10    Taxes    40
Section 6.11    Use of Proceeds; Margin Securities    40
Section 6.12    ERISA    41
Section 6.13    True and Complete Disclosure    41
Section 6.14    Subsidiaries    41
Section 6.15    Agreements    42
Section 6.16    Compliance with Laws    42
Section 6.17    Regulated Entities    42
Section 6.18    Environmental Matters    42
Section 6.19    Membership and Standing    43
Section 6.20    Foreign Assets Control Regulations and Anti-Money Laundering    44
Section 6.21    Patriot Act    44
Section 6.22    Nature of Business    44
Section 6.23    Chief Executive Office; Jurisdiction of Organization    44
Section 6.24    Special Representations Concerning Collateral    45
Section 6.25    Solvency    46
Section 6.26    Material Adverse Change    46
Section 6.27    No Event of Default    46
Section 6.28    No Reliance    46
ARTICLE VII    AFFIRMATIVE COVENANTS    46
Section 7.1    Reporting Requirements    47
Section 7.2    Maintenance of Existence; Conduct of Business    51
Section 7.3    Maintenance of Properties    51
Section 7.4    Taxes and Claims    51
Section 7.5    Insurance    51
Section 7.6    Inspection Rights    51
Section 7.7    Keeping Books and Records    52
Section 7.8    Compliance with Laws    52
Section 7.9    Compliance with Agreements    52

Section 7.10    Further Assurances    52
Section 7.11    ERISA    52
Section 7.12    Additional Subsidiaries    52
Section 7.13    Special Affirmative Covenants Concerning Collateral    52
Section 7.14    Deposit    53
Section 7.15    No Adverse Claims    54
Section 7.16    Quality Control    54
Section 7.17    Hedging    54
Section 7.18    Account Control Agreement    54
ARTICLE VIII    NEGATIVE COVENANTS    54
Section 8.1    Limitation on Liens    54
Section 8.2    Prohibition of Fundamental Changes    54
Section 8.3    Restricted Payments    55
Section 8.4    Transactions With Affiliates    55
Section 8.5    Disposition of Assets    55
Section 8.6    Nature of Business    55
Section 8.7    Environmental Protection    55
Section 8.8    Accounting    55
Section 8.9    No Negative Pledge    55
Section 8.10    Sanctions and Patriot Act    56
Section 8.11    Conditional Repurchase, Indemnity or Other Recourse Obligations    56
Section 8.12    Special Negative Covenants Concerning Collateral    56
Section 8.13    Termination of Servicing Contract or Servicing Contract Rights    56
Section 8.14    No Amendments    56
Section 8.15    Guarantees    57
Section 8.16    Debt for Borrowed Money    57
Section 8.17    Withdrawals    57
Section 8.18    Chief Executive Office; Jurisdiction of Organization    57
Section 8.19    Investment Company    57
Section 8.20    Intercreditor Agreement    57
ARTICLE IX    RESERVED    57
ARTICLE X    DEFAULT    57
Section 10.1    Events of Default    57
Section 10.2    Remedies Upon Default    61
Section 10.3    Application of Funds Upon Default    61
Section 10.4    Performance by Lender    61
Section 10.5    Freddie Mac Downgrade    61

ARTICLE XI    MISCELLANEOUS    62
Section 11.1    Expenses    62
Section 11.2    INDEMNIFICATION    62
Section 11.3    Limitation of Liability    63
Section 11.4    Interpretation    63
Section 11.5    Lender Not Fiduciary    63
Section 11.6    Equitable Relief    63
Section 11.7    No Waiver; Cumulative Remedies    63
Section 11.8    Successors and Assigns    64
Section 11.9    Survival    64
Section 11.10    Amendment    64
Section 11.11    Notices    65
Section 11.12    GOVERNING LAW; VENUE; SERVICE OF PROCESS    65
Section 11.13    Counterparts    66
Section 11.14    Severability    66
Section 11.15    Headings    66
Section 11.16    Participations; Etc    66
Section 11.17    Construction    67
Section 11.18    Independence of Covenants    67
Section 11.19    WAIVER OF JURY TRIAL    67
Section 11.20    Additional Interest Provision    68
Section 11.21    Confidential    69
Section 11.22    USA Patriot Act Notice    70
Section 11.23    NOTICE OF FINAL AGREEMENT    70
Section 11.24    Provisions Applicable to Freddie Mac and Related Collaterals    70
ARTICLE XII    ADMINISTRATIVE AGENT    73
Section 12.1    Agency, Appointment and Authority    73

Exhibit A	Revolving Credit Note
Exhibit B-1	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit B-2	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit B-3	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit B-4	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C	Administrative Agent Account
Exhibit D	Data File
Schedule I	Permitted Assignees
    v

CREDIT AND SECURITY AGREEMENT
This CREDIT AND SECURITY AGREEMENT (this “Agreement”), is dated as of January 29, 2025 (the “Closing Date”), and is made by and among LOANDEPOT.COM, LLC (“loanDepot”), a Delaware limited liability company, as borrower (“Borrower”), ATLAS SECURITIZED PRODUCTS, L.P. (“ASP”), as administrative agent on behalf of Lender (in such capacity, “Administrative Agent”) and ATLAS SECURITIZED PRODUCTS FUNDING 1, L.P. (“Funding 1”), as lender (the “Lender”).
RECITALS
WHEREAS, Borrower, Administrative Agent and Lender, desire to enter in this Agreement pursuant to which Lender shall provide a revolving line of credit to Borrower subject to the terms and provisions in this Agreement.
NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provision, section or recital referred to below:
“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those accepted and prudent mortgage servicing practices (including collection procedures) which are in accordance with the Agency servicing practices and procedures as set forth in the Freddie Mac Requirements and with applicable law, and in a manner at least equal in quality to the servicing that the Borrower provides to mortgage loans which it owns in its own portfolio.
“Account Control Agreement” means that certain account control agreement, to be dated within [***] following the Closing Date, by and among the Administrative Agent, Borrower and Bank, in form and substance acceptable to Administrative Agent.
“Acknowledgment Agreement” means the acknowledgment agreement dated as of January 29, 2025, executed by Borrower, Administrative Agent and the Agency, as amended or modified from time to time.
“Act of Insolvency” means, with respect to any Person, (a) (i) the filing of a petition by such Person commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining by such Person of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or

(ii) suffering by such Person of any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief, which in the case of clause (ii) (and solely to the extent not consented to), remains undismissed, unstayed or in effect for a period of [***]; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such Person of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by a Responsible Officer such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.
“Administrative Agent” has the meaning set forth in the introductory paragraph hereto.
“Advance Rate” shall have the meaning assigned to such term in the Pricing Side Letter.
“Affiliate” means, with respect to any specified entity, any other entity directly or indirectly controlling, or controlled by, or under common control with such entity, provided that no securitization trust or special purpose vehicle that issues non-recourse debt shall be considered an Affiliate; provided, further, that, for the avoidance of doubt, with respect to Administrative Agent and Lender, “Affiliate” means Atlas Securitized Products, L.P., WHCO Intermediate Holdings L.P., their respective Subsidiaries and any CP Conduit. For the purposes of this definition, “control” means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting equity, by contract or otherwise. For the avoidance of doubt, none of the Permitted Holders, nor any joint venture of which Borrower or LD Holdings Group LLC owns less than fifty percent (50%) of the equity interests therein nor any of the joint venture companies listed on Schedule VII to the Pricing Side Letter, shall be considered an Affiliate for purposes of this Agreement.
“Agency” means Freddie Mac.
“Agreement” has the meaning set forth in the introductory paragraph hereto, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.
“Applicable Rate” shall have the meaning assigned to such term in the Pricing Side Letter.
“Approved Servicing Contract” means, in respect of Servicing Contract Rights, the Servicing Contract between Borrower and the Agency.
“Bank” means [***].

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Borrower” means the Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 11.8.
“Borrowing” means any advance by Lender to Borrower pursuant to Section 2.
“Borrowing Base” means, on any Determination Date, the Collateral Values of the Eligible Servicing Contract Rights that are then pledged to the Administrative Agent hereunder.
“Borrowing Base Deficiency” has the meaning for such term set forth in Section 3.2(b).
“Borrowing Base Report” means, as of any date of preparation, a report, substantially in the form of Exhibit A to the Pricing Side Letter, prepared by and certified by a Responsible Officer, which shall include a List of Eligible Servicing Contract Rights, a calculation of the Borrowing Base and such other supporting documentation and information that the Administrative Agent may reasonably request.
“Business Day” means any day other than (i) a Saturday or Sunday or (ii) any other day on which national banking associations or state banking institutions in New York, New York, or the State of California, or the Federal Reserve Bank of New York, are authorized or obligated by law, executive order or governmental decree to be closed.
“Change of Control” means:
(A)    any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) directly or indirectly of 51% or more of the equity securities of loanDepot, Inc., a Delaware corporation, entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis;
(B)    the sale, transfer, or other disposition of all or substantially all of Borrower’s assets (excluding any such action taken in connection with any securitization transaction); or
(C)    Borrower enters into any transaction or series of transactions to adopt, file, effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated.
“Closing Date” has the meaning set forth in the introductory paragraph hereto.
“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning for such term set forth in Section 4.1; provided, however, that “Collateral” shall not include any Excluded Collateral.
“Collateral Value” means the applicable Advance Rate multiplied by the Market Value.
“Competitor” shall have the meaning assigned to such term in the Pricing Side Letter.
“Compliance Certificate” shall have the meaning set forth in Section 7.1(d).
“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its certificate of formation and limited liability company agreement; and; and (g) in the case of any other entity, its organizational and governance documents and agreements.
“Consumer Lending Business” means the businesses of (i) making residential mortgage loans and other secured and unsecured loans to borrowers who are primarily consumers (as opposed to commercial entities), (ii) providing real estate services and (iii) related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.
“Covered Mortgage” shall have the meaning set forth in the Acknowledgment Agreement.
“CP Conduit” means any buyer under MLRA that is an asset-backed commercial paper conduit.
“Credit Fee in Yield” shall have the meaning set forth in the Glossary to the Freddie Mac Guide.
“Debt for Borrowed Money” shall have the meaning set forth in Section 6.3 hereof.
“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.
“Default” means the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.
“Default Interest Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Determination Date” means any date on which the Administrative Agent determines a specified subject matter for purposes of a provision of this Agreement or another Loan Document, which may be on a daily basis in the Administrative Agent’s sole discretion.

“Division” means a division pursuant to the applicable law.
“Dollars” and “$” mean lawful money of the United States of America.
“Eligible Servicing Contract Rights” means, as of any Determination Date, Pledged Servicing Contract Rights as to which each of the representations and warranties with respect to such Servicing Contract Rights set forth in this Agreement are true and correct on the date of each Borrowing and the date of each submission of a Borrowing Base Report, including, without limitation: (a) such Servicing Contract Rights are held by Borrower giving Borrower the right to service (and be compensated as servicer for servicing) a portfolio of Single-family Mortgage Loans pursuant to the Approved Servicing Contract, (b) such Servicing Contract Rights have not been rejected by Administrative Agent, (c) such Servicing Contract Rights are held by Borrower free and clear of all Liens (other than the Administrative Agent’s Lien) and the Administrative Agent has been granted and continues to hold a readily enforceable, perfected Lien on such Servicing Contract Rights, subject and subordinate only to all rights, powers and prerogatives of Freddie Mac under and in connection with the Freddie Mac Guide and the other Freddie Mac Purchase Documents or any owner of the related Mortgage Loan, (d) in the case of the Servicing Contract between Borrower and the Agency, is subject to the Acknowledgment Agreement with the Agency, (e) the Mortgage Loans related to such Servicing Contract Rights are with a holder or custodian for a holder of such Mortgage Loans who is acceptable to Administrative Agent, (f) the Servicing Contract related to such Servicing Contract Rights is not a subservicing arrangement, (g) the Servicing Contract related to such Servicing Contract Rights is in full force and effect and is legal, valid and enforceable in accordance with its terms, and no default or event that, with notice or lapse of time or both, would become a default, exists under the Servicing Contract and (h) Borrower’s rights to payment under the Servicing Contract are genuine and enforceable without defense, offset, bona fide counterclaim or bona fide defense.
“Environmental Laws” means any and all federal, state, and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.
“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302 of ERISA and Section 412 of the Code and the lien created under Section 303(k) of ERISA and Section 430(k) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.
“ERISA Event” means (a) a Reportable Event with respect to a Plan, (b) a withdrawal by Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan, the insolvency under Title IV of ERISA of any Multiemployer Plan; or the receipt by the Borrower or any ERISA Affiliate, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (f) the imposition of any liability to the PBGC under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate, (g) the failure of Borrower or ERISA Affiliate to meet any funding obligations with respect to any Plan or Multiemployer Plan, or (h) a Plan becomes subject to the at-risk requirements in Section 303 of ERISA and Section 430 of the Code.
“Event of Default” has the meaning set forth in Section 10.1.
“Excess Yield” means with respect to any Released Excess Yield Mortgage and each monthly payment period for the pools relating to such Released Excess Yield Mortgage, the interest-rate cash flow that remains after subtracting (A) the sum of (i) the applicable Credit Fee in Yield payable to Freddie Mac on a monthly basis, (ii) the Minimum Servicing Spread multiplied by the unpaid principal balance of such Released Excess Yield Mortgage divided by 12, and (iii) the maximum amount of any premiums required to be paid by Servicer for any related underlying mortgage lender-purchased mortgage insurance renewal premium from (B) the applicable pass-through rate for the related pool multiplied by the unpaid principal balance of such Released Excess Yield Mortgage and divided by 12.
“Excess Yield Transaction” means the transaction pursuant to which the Servicer sold the Excess Yield in exchange for Stripped Interest Certificate on the Excess Yield Transaction Settlement Date.
“Excess Yield Transaction Settlement Date” means [***].

“Excluded Collateral” means (a) Servicing Contract Rights that (i) as of the Closing Date are identified as “Excluded Collateral” on Schedule I to the Pricing Side Letter, as updated from time to time by Borrower and Administrative Agent, or (ii) are subject to any acknowledgment agreement in effect between Freddie Mac and Borrower other than the Acknowledgment Agreement, (b) Servicing Advance Receivables with respect to any Mortgage Loan, (c) payments of principal, interest, taxes and/or insurance made in respect of a Mortgage Loan owned or guaranteed by the Agency and (d) Excess Yield and the Stripped Interest Certificate.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Lender, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to its interest in the Borrowings pursuant to a law in effect on the date on which (i) Lender acquires such interest in the Borrowings or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.4(c) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Facility Fee” shall have the meaning assigned to such term in the Pricing Side Letter.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“FRE Claims” shall have the meaning set forth in the Acknowledgment Agreement.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation and its successors and assigns.
“Freddie Mac Collateral” has the meaning given to such term in Section 1101.2(c) of the Freddie Mac Guide.
“Freddie Mac Downgrade” means [***]
“Freddie Mac Eligible Assignee” means a commercial bank, insurance company, investment or mutual fund or other similar type of entity, in any case, that (a) is a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act of 1933, as amended) that extends credit or buys loans, residential mortgage backed securities, or servicing contract rights or interests therein as one of its businesses, and that has total assets in excess of $[***]on a consolidated basis, (b) is not on the Freddie Mac exclusionary list, located at: [***]; (c) is not on the FHFA suspended counterparty list, located at: [***]; and is not (d) engaged in any litigation, arbitration or administrative proceeding adverse to Freddie Mac.
“Freddie Mac Guide” means the Freddie Mac Single-Family Seller/Servicer Guide, as it may be amended from time to time.
“Freddie Mac Mortgage Loans” means those Mortgage Loans owned or guaranteed by Freddie Mac.
“Freddie Mac Purchase Documents” has the meaning given to the term “Purchase Documents” in the Freddie Mac Guide.
“Freddie Mac Requirements” means the terms and provisions set forth in the Acknowledgment Agreement, the Servicing Contract, the Freddie Mac Guide and the other Freddie Mac Purchase Documents, in each case, together with any amendments, modifications or supplements thereto
“Freddie Mac Seller” has the meaning given to the term “Seller” in the definition of “Seller/Servicer” set forth in the Glossary to the Freddie Mac Guide.
“Freddie Mac Servicer” has the meaning given to the term “Servicer” in the definition of “Seller/Servicer” set forth in the Glossary to the Freddie Mac Guide.
“Freddie Mac VPC Agreement” means any bulk or flow purchase Voluntary Partial Cancellation of Servicing Contract Rights Agreement by and between Freddie Mac and Borrower, whether currently in effect or executed in the future, whereby Borrower relinquishes Servicing Contract Rights to Freddie Mac, as amended or modified from time to time.
“Freddie Mac’s Servicing Transfer Costs” shall have the meaning set forth in the Acknowledgment Agreement.
“Freddie Mac’s Superior Interests” means the first-priority and continuing security interest of Freddie Mac in the Freddie Mac Collateral, and all rights, powers, interests, and prerogatives of Freddie Mac under the Freddie Mac Requirements.
“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.
“Governmental Authority” means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Guarantee” means, [***].
“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.
“Hedge Ratio” means the relationship between the change in mark to market of Hedging Contracts to the change in mark to market of owned Servicing Contract Rights over a specified period.
“Hedging Contracts” means any derivative, interest rate protection, to be announced securities or other hedging contract designed to offset the impact of mark to market changes in the Servicing Contract Rights.
“Hsieh Investors” means each of [***] and each of their respective affiliates.
“Indebtedness” shall have the meaning assigned to such term in the Pricing Side Letter.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under the Loan Documents and (b) to the extent not otherwise described in (a), Other Taxes.
“Interest Period” means a period of one (1) month, commencing on the first day of a calendar month and ending on the last day of such calendar month, except that (i) if no principal balance is outstanding at the time of a Borrowing hereunder, the related Interest Period shall commence upon the date on which such Borrowing occurs and shall end upon the earlier of (x) the last day of the calendar month in which such Borrowing occurs and (y) the date on which such Borrowing is repaid, and (ii) the last Interest Period shall end on the date on which all amounts owing hereunder have been paid in full. Interest on the Borrowings and all other amounts payable by Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day).
“IRS” means the Internal Revenue Service or any entity succeeding to all or any of its functions.
“Law” or “Laws” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including any of the foregoing which relate to environmental standards or controls, energy regulations and occupational safety and health standards or controls) of any (domestic or foreign) arbitrator, court or other Governmental Authority applicable to a Person.
“LD Holdings” means LD Holdings Group LLC, a Delaware limited liability company.
“Legal Expense Cap” has the meaning set forth in the Pricing Side Letter.

“Lender” has the meaning set forth in the introductory paragraph hereto and includes its successors and assigns.
“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.
“List of Eligible Servicing Contract Rights” means a list in a [***].
“Loan” means any Borrowing.
“Loan Documents” means this Agreement, the Pricing Side Letter, the Security Documents, the Revolving Credit Note, and all other promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, or agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents. For the avoidance of doubt, “Loan Documents” does not include the Acknowledgment Agreement.
“Mandatory Prepayment Event” has the meaning set forth in Section 3.2(b).
“Market Value” means[***].
“Market Value Report” has the meaning set forth in Section 7.1(p).
“Material Adverse Event” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower or any Affiliate that is a party to any Loan Document taken as a whole; (b) a material impairment of the ability of Borrower or any Affiliate that is a party to any Loan Document to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document against Borrower or any Affiliate that is a party to any Loan Document, in each case as determined by the Administrative Agent in its reasonable discretion.
“Maximum Facility Amount” has the meaning assigned to such term in the Pricing Side Letter.
“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Administrative Agent in accordance with applicable New York law (or applicable United States federal law to the extent that such law permits Administrative Agent to charge, contract for, receive or reserve a greater amount of interest than under New York law). [***].
“MBS” means a mortgage pass-through security, collateralized mortgage obligation, REMIC or other security that (a) is based on and backed by an underlying pool of Mortgage Loans and (b) provides for payment by its issuer to its holder of specified principal installments and/or a fixed or floating rate of interest on the unpaid balance and for prepayments to be passed through to the holder, whether issued in certificated or book-entry form and whether or not issued, guaranteed, insured or bonded by an Agency, an insurance company, a private issuer or any other Person.
“MERS” means Mortgage Electronic Registration Systems, Inc., or any successor thereto.
“Minimum Servicing Compensation” has the meaning given such term in the Acknowledgment Agreement.
“Minimum Servicing Spread” means as applicable to each Released Excess Yield Mortgage, on a per annum basis, an amount equal to [***]% ([***] basis points).
“MLRA” has the meaning assigned to such term in the Pricing Side Letter.
“Mortgage” means a mortgage, deed of trust, deed to secure debt, security deed or other mortgage instrument or similar evidence of lien legally effective in the U.S. jurisdiction where the relevant real property is located to create and constitute a valid and enforceable Lien, subject only to Liens permitted under Section 8.2 hereunder, on the fee simple or long term ground leasehold estate in improved real property.
“Mortgage Loan” means any loan evidenced by a Mortgage Note and includes all right, title and interest of the lender or mortgagee of such loan as a holder of both the beneficial and legal title to such loan, including (a) all loan documents, files and records of the lender or mortgagee for such loan, (b) the monthly payments, any prepayments, insurance and other proceeds, (c) the unseparated rights to service such loan and (d) all other rights, interests, benefits, security, proceeds, remedies and claims in favor or for the benefit of the lender or mortgagee arising out of or in connection with such loan.
“Mortgage Note” means a promissory note secured by a Mortgage.
“Mortgaged Premises” means the Property securing a Mortgage Note.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are being made or have been made by, or for which there is an obligation to make by or there is any liability, contingent or otherwise, with respect to, Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.
“Note Rate” means the rate equal to the lesser of (a) the Maximum Rate or (b) the Applicable Rate.
“Obligations” means [***].
“OFAC” means the U.S. Department of Treasury, Office of Foreign Assets Control.
“Ordinary Course Litigation” means any litigation or arbitration proceeding commenced by a mortgagor, or the assertion by a mortgagor of any common or necessary or compulsory cause of action, defense or counterclaim, seeking to enjoin, hinder, delay, set aside or temporarily restrain a foreclosure proceeding or other enforcement action commenced by the holder or servicer of a Mortgage Loan or real estate owned Property in the ordinary course of its business.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under any Loan Document or sold or assigned an interest in any Borrowing or Loan Document.
“Other Financing Agreements” means the MLRA and any other financing or repurchase agreements between Borrower and Administrative Agent or any of its Affiliates.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Loan Documents.
“Parthenon Investors” means each of [***].
“Partial Release (Excess Yield)” means, with respect to an Excess Yield Transaction, that certain separate partial release document, executed and delivered by the Administrative Agent on behalf of Lender in favor of Freddie Mac, dated effective as of the Excess Yield Transaction Settlement Date, which evidences, inter alia, the full release by the Administrative Agent on behalf of Lender of its security interest in, to, and under the Excess Yield.
“Participant” shall have the meaning set forth in Section 11.16.
“Participant Register” shall have the meaning set forth in Section 11.16.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).
“Payment Date” means, during the term of the Revolving Credit Note, the 20th calendar day of such month, or if such 20th calendar day is not a Business Day, the next Business Day following such 20th day.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.
“Permitted Holders” means any of the Hsieh Investors and the Parthenon Investors.
“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.
“Plan” means any employee benefit or other plan, other than a Multiemployer Plan, established or maintained by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise with respect to, Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to Section 412 of the Code.
“Pledged Servicing Contract Rights” has the meaning set forth in Section 4.1(a). For the avoidance of doubt Pledged Servicing Contract Rights does not include any Excess Yield or the Stripped Interest Certificate.
“Pricing Side Letter” means that Pricing Side Letter, between Borrower, Administrative Agent and Lender, dated as of January 29, 2025, as amended, restated, supplemented or otherwise modified from time to time.
“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person, including the Collateral.
“Recipient” means (a) the Administrative Agent or (b) Lender, as applicable.
“Register” has the meaning set forth in Section 11.18.
“Related Indebtedness” has the meaning set forth in Section 11.20.
“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or Property.
“Released Excess Yield Mortgages” has the meaning given to such term in the Acknowledgment Agreement. For the avoidance of doubt, neither the Administrative Agent nor Lender shall have any interest in, or encumbrance on, the Excess Yield pertaining to any Released Excess Yield Mortgage.
“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“REO Property” means a Mortgaged Premises acquired by Borrower on behalf of a MBS trust through foreclosure or deed-in-lieu of foreclosure.
“Reportable Event” means any of the events set forth in Section 4043 of ERISA.
“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Reserve Required Amount” means, with respect to any date of determination[***].
“Responsible Officer” means the chief executive officer, president, chief financial officer, chief capital markets officer, chief accounting officer or treasurer of Borrower or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided, that, such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.
“Revolving Credit Note” means that Promissory Note, dated January 29, 2025, made by Borrower payable to the order of Administrative Agent on behalf of Lender, in substantially the form of Exhibit A, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“SCR Valuation Agent” means [***].
“SCR Valuation Agent Agreement” means that certain [***].
“Security Documents” means each and every security agreement, pledge agreement, mortgage, deed of trust or other collateral security agreement required by or delivered to Administrative Agent from time to time that purport to create a Lien in favor of the Administrative Agent to secure payment or performance of the Obligations or any portion thereof.
“Serviced Loans” means all Mortgage Loans serviced or required to be serviced by Borrower under the Servicing Contract, irrespective of whether the actual servicing is done by another Person (a subservicer) retained by Borrower for that purpose.
“Servicer” means loanDepot or its successors and assigns.
“Servicer Advance” means advances made or required to be made in connection with the servicing of a mortgage loan, including advances to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the obligor on the underlying Mortgage Loan is delinquent in making payments on such Mortgage Loan and shall include advances to enforce remedies and manage and liquidate REO Property.

“Servicing Advance Receivable” means the contractual right with respect to each Mortgage Loan (a) to reimbursement pursuant to the terms of the Servicing Contract and the Freddie Mac Guide, for a Servicer Advance made by or on behalf of the Borrower as servicer (or any predecessor servicer) with respect to Mortgage Loans, which Servicer Advance has not previously been reimbursed, and including all rights of the Borrower as servicer (or any predecessor servicer) to enforce payment of such obligation under the Servicing Contract, and (b) to amounts to be paid or available in connection with the contractual right to reimbursement described under clause (a).
“Servicing Contract” means the unitary, indivisible master servicing contract comprising all the rights, duties, obligations, representations, warranties, covenants and agreements between Borrower and Freddie Mac, as set forth in the Freddie Mac Purchase Documents.
“Servicing Contract Rights” means the indivisible, conditional, non-delegable right and obligation of Borrower to perform servicing of the Covered Mortgages (as defined in the Acknowledgment Agreement) for Freddie Mac in accordance with, subject to, and under the Servicing Contract.
“Servicing Payment Account” means Borrower’s non-interest bearing demand deposit account subject to the Account Control Agreement and to be used for ([***].
“Single-family” is a preface that means that a Mortgage Loan is secured by a Mortgage covering real property improved by a one-, two-, three- or four-family residence.
“Stripped Interest Certificate” has the meaning set forth in the Acknowledgment Agreement.
“Subsidiary” means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower or one or more of other Subsidiaries or by Borrower and one or more of such Subsidiaries, and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Borrower and other Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP.
“Tax Distributions” means distributions by the Borrower representing direct tax liabilities of the Borrower for the purpose of enabling LD Holdings to make Tax Distributions, as defined and set forth in the limited liability company agreement of LD Holdings, as in effect on the date of this Agreement; provided, however, that such distributions shall only be permitted hereunder to the extent they meet the requirements set forth in Section 4.1(a) of the limited liability company agreement of the Borrower, as in effect on the date of this Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” shall have the meaning assigned to such term in the Pricing Side Letter.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“U.S. Person” means a Person that is a “United States person,” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.4(c)(ii)(2)(C).
Section 1.2    Accounting Matters. Any accounting term used in this Agreement or any other Loan Document shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, with respect to Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided, however, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the date of this Agreement unless Borrower and Administrative Agent shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.
Section 1.3    Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Unilateral revisions by the Agency to the Freddie Mac Requirements shall not constitute an “amendment” of the Servicing Contract for purposes of this Agreement.

ARTICLE II

BORROWINGS
Section 2.1    Borrowings. Subject to the terms and conditions of this Agreement, Lender may make one or more revolving credit loans to Borrower on an uncommitted basis from time to time from the date hereof to and including the Termination Date in an aggregate principal balance at any time outstanding up to but not exceeding the lesser of (a) the Maximum Facility Amount or (b) the Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow hereunder. No Loan shall be funded or held with “plan assets” within the meaning of U.S. Department of Labor regulations at 29 C.F.R. Section 2510.2-101 as modified by Section 3(42) of ERISA.
(a)    The Revolving Credit Note. The obligation of Borrower to repay the Borrowings and interest thereon shall be evidenced by one or more Revolving Credit Notes substantially in the form of Exhibit A, executed by Borrower and payable to the order of the Administrative Agent on behalf of Lender.
(b)    Repayment of Borrowings. Borrower shall repay the unpaid principal balance of all Borrowings on the Termination Date unless sooner due by reason of acceleration by Administrative Agent as provided in this Agreement.
(c)    Interest. The unpaid principal balance of the Borrowings shall, subject to the following sentence, bear interest as provided under this Agreement. If at any time the Applicable Rate would exceed the Maximum Rate but for the provisions hereof limiting interest, then any subsequent reduction shall not reduce the rate of interest on the Borrowings below the Maximum Rate until the aggregate amount of interest accrued on the Borrowings equals the aggregate amount of interest which would have accrued on the Borrowings if the interest rate had not been limited by the Maximum Rate. Accrued and unpaid interest on the Borrowings shall be payable as provided herein and on the Termination Date.
(d)    Borrowing Procedure. Borrower shall submit a Borrowing Base Report containing the information required therein and delivered (by hand or by email) to Administrative Agent and Lender [***] the date on which the Borrowing is desired to be funded. Each Borrowing shall be in an amount no less than $[***]. Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Administrative Agent by Borrower, and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Subject to the terms and conditions of this Agreement, each Borrowing shall be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower designated by Borrower as set forth in the related Borrowing Base Report. If, after giving effect to a requested Borrowing, there is a Borrowing Base Deficiency, or if Administrative Agent determines (either then or on any later day in the course of reviewing the same) that the Borrowing Base Report submitted to it is incomplete or incorrect in any material respect, then Lender shall withhold the entire Borrowing until Borrower shall have demonstrated to Administrative Agent’s reasonable satisfaction that such Borrowing Base Report is in fact not (or is no longer) incomplete or incorrect in any material respect.
Section 2.2    Reserved.
Section 2.3    Use of Proceeds. The proceeds of the Borrowings shall be used by Borrower for (a) acquiring servicing contract rights and assets related thereto and (b) other working capital needs and general corporate purposes of the Borrower; provided, that, in all cases, such proceeds shall only be used for the purposes permitted by the Agency under the Freddie Mac Requirements and the Acknowledgment Agreement.
Section 2.4    Extension of Termination Date.
(a)    So long as no Default or Event of Default shall have occurred and be continuing on the date of which notice is given in accordance with the following clause (i) or on the Termination Date, Borrower may, subject to prior credit committee approval and prior written consent of Lender, extend the Termination Date to a date that is one (1) year after the then effective Termination Date on an annual basis (or as otherwise agreed by Borrower, Administrative Agent and Lender), upon: (i) delivery of a written request therefor to Administrative Agent at least ninety [***] (or as otherwise agreed by Borrower, Administrative Agent and Lender), prior to the one-year anniversary of the Closing Date, and each subsequent anniversary date thereafter; (ii) receipt by the Administrative Agent of a certificate of Borrower dated the date of such extension request stating that (A) no Default or Event of Default then exists and is continuing, (B) Borrower is in compliance with the financial covenants set forth in Section 2 of the Pricing Side Letter, and (C) as of the date of such extension, the representations and warranties contained in Section 6 and in each other Loan Document are true and correct in all material respects, with the same force and effect as if made on and as of such date; except to the extent that such representations and warranties specifically refer to any earlier date, in which case they were true and correct as of such earlier date and except that for the purposes of this Section 2.4, the representations and warranties contained in Section 6.3 will be deemed, as of the date of such extension, to refer to the then-most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.1 and (iii) the execution and delivery of an amendment to the Acknowledgment Agreement extending the Suspension Date and Outside Termination Date (as each such term is defined in the Acknowledgment Agreement); any such amendment shall be granted in Freddie Mac’s sole and absolute discretion. Such extension shall be evidenced by delivery of written confirmation of the same by Administrative Agent to Borrower.
Section 2.5    Reserved.
Section 2.6    Revolving Credit Note.
(a)    Each Revolving Credit Note issued pursuant to the terms of this Agreement must bear the following legend at the beginning of the Revolving Credit Note:

THE HOLDER OF THIS NOTE SHALL BE SUBJECT TO, AND BY ACCEPTANCE OF THIS NOTE EACH SUCH HOLDER EXPRESSLY AGREES TO BE BOUND BY THE TERMS AND CONDITIONS SET FORTH IN THE AGREEMENT.
THE RIGHTS OF EACH HOLDER OF A NOTE SHALL BE (X) SUBJECT AND SUBORDINATE IN ALL RESPECTS TO (A) ALL RIGHTS, POWERS AND PREROGATIVES OF THE FEDERAL HOME LOAN MORTGAGE CORPORATION (“FREDDIE MAC”) UNDER AND IN CONNECTION WITH THE ACKNOWLEDGMENT AGREEMENT, BY AND AMONG BORROWER, ATLAS SECURITIZED PRODUCTS, L.P., AS SECURED PARTY (“SECURED PARTY”), AND FREDDIE MAC DATED AS OF JANUARY 29, 2025 (AS AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME, THE “ACKNOWLEDGMENT AGREEMENT”) AND THE PURCHASE DOCUMENTS (AS DEFINED IN THE ACKNOWLEDGMENT AGREEMENT), WHICH INCLUDE, WITHOUT LIMITATION, THE RIGHT OF FREDDIE MAC TO DISQUALIFY (IN WHOLE OR IN PART) THE BORROWER AS AN APPROVED FREDDIE MAC SELLER/SERVICER, WITH OR WITHOUT CAUSE, AND THE RIGHT TO TERMINATE (IN WHOLE OR IN PART) THE SERVICING CONTRACT (AS DEFINED IN THE ACKNOWLEDGMENT AGREEMENT) AND TO TRANSFER AND SELL ALL OR ANY PORTION OF THE SERVICING CONTRACT RIGHTS (AS DEFINED IN THE ACKNOWLEDGMENT AGREEMENT), AS PROVIDED IN THE PURCHASE DOCUMENTS, (B) ALL OF FRE CLAIMS (AS DEFINED IN THE ACKNOWLEDGMENT AGREEMENT), AND (C) THE FIRST-PRIORITY SECURITY INTEREST OF FREDDIE MAC IN THE FREDDIE MAC COLLATERAL (AS DEFINED IN THE ACKNOWLEDGMENT AGREEMENT) AND (Y) DERIVED FROM AND EXERCISED SOLELY THROUGH THE SECURED PARTY AS SET FORTH IN THE ACKNOWLEDGMENT AGREEMENT.
THE HOLDER OF THIS NOTE IS NOT ENTITLED TO THE BENEFITS OF PREFERRED PURCHASER STATUS PURSUANT TO UNIFORM COMMERCIAL CODE (“UCC”) ARTICLE 8, SECURED PARTY HAVING EXPRESSLY AND IRREVOCABLY WAIVED THE RIGHT TO OPT INTO UCC ARTICLE 8 TO THE EXTENT APPLICABLE.
THIS NOTE MAY ONLY BE TRANSFERRED OR ASSIGNED SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 11.8 OF THE AGREEMENT AND THE APPLICABLE TRANSFER AND ASSIGNMENT RESTRICTIONS DESCRIBED IN THE

ACKNOWLEDGMENT AGREEMENT (THE “FRE TRANSFER RESTRICTIONS”). THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT ASSIGN THIS NOTE EXCEPT IN COMPLIANCE WITH THE FRE TRANSFER RESTRICTIONS. ANY PURPORTED ASSIGNMENT OF THIS NOTE THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN SECTION 11.8 OF THE AGREEMENT IS VOID AB INITIO.
(b)    Each Revolving Credit Note issued pursuant to the terms of this Agreement must include the following language:
Lender shall not have any right individually to enforce Liens on the Collateral, it being understood and agreed that (i) all powers, rights and remedies under the Agreement may be exercised solely by the Administrative Agent on behalf of Lender in accordance with the terms of the Agreement and all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent, (ii) in the event any notice is due from Freddie Mac pursuant to the Acknowledgment Agreement or otherwise, Freddie Mac shall be deemed to have complied to the extent the notice is provided to the Administrative Agent under the Acknowledgment Agreement; and Lender, by its acceptance of this Note, acknowledges and agrees that only the Administrative Agent will receive such notice and that Lender has no right to require Freddie Mac to send it a copy of such notice or otherwise communicate with it, and (iii) any disputes, claims or suits against Freddie Mac arising out of or relating to the Agreement or the Acknowledgment Agreement may be submitted and pursued only by the Administrative Agent and not by Lender directly.
In the event of any dispute, claim or suit between Lender, the Borrower and/or the Administrative Agent, on the one hand, and Freddie Mac, on the other, including without limitation, any claim made or position taken by Lender in a Borrower bankruptcy proceeding and notwithstanding anything to the contrary in the Agreement, Lender, by acceptance of this Note, acknowledges and agrees that for all purposes of the Agreement, the Borrower and the Administrative Agent are the sole Persons with any right to deal with Freddie Mac with respect to the Agreement or the Acknowledgment Agreement.
ARTICLE III

PAYMENTS
Section 3.1    Method of Payment. Subject to Section 3.4, all payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan

Documents shall be made to Lender in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all taxes at the time and in the manner provided in the Revolving Credit Note.
Section 3.2    Prepayments.
(a)    Voluntary Prepayments. Borrower shall have the right to prepay all or any portion of the Revolving Credit Note at any time and from time to time upon [***] written notice to Administrative Agent, without fee, premium or penalty; provided, however, that such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment, plus any other sums which have become due to Lender under the other Loan Documents on or before the date of prepayment, but which have not been fully paid.
(b)    Borrowing Base Deficiency; Mandatory Prepayment Event.
(i)    If on any Determination Date, the outstanding principal balance of the Revolving Credit Note is greater than the Collateral Value by at least $[***] (the difference between the outstanding principal balance of the Revolving Credit Note and the sum of $[***] and the Collateral Value, a “Borrowing Base Deficiency”), then Administrative Agent and/or Lender may by notice to Borrower require Borrower to transfer to Administrative Agent and/or Lender cash in an amount at least equal to the Borrowing Base Deficiency. Notice delivered pursuant to Section 3.2(b) may be given by any written or electronic means. With respect to the Borrowing Base Deficiency, any notice given before [***] shall be met, and the related Borrowing Base Deficiency satisfied, no later than [***]. With respect to a Borrowing Base Deficiency, any notice given after [***] shall be met, and the related Borrowing Base Deficiency satisfied, no later than [***] following the date of such notice. The failure of Administrative Agent and/or Lender, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions of which this Agreement is subject or limit the right of Administrative Agent or Lender to do so at a later date. Borrower, Administrative Agent and Lender each agree that a failure or delay by Administrative Agent and/or Lender to exercise its rights hereunder shall not limit or waive Administrative Agent or Lender’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Borrower.
(ii)    Without limiting the foregoing, if Freddie Mac denies the resignation of the Administrative Agent (such event, a “Mandatory Prepayment Event”), then, at the option of Administrative Agent (on behalf of Lender), Borrower shall make a mandatory prepayment of the Loan in whole or in part prior to or simultaneously with such Mandatory Prepayment Event. Administrative Agent shall give written notice to Borrower and Lender of any Mandatory Prepayment Event. Within [***] receipt of such notice from Administrative Agent, Borrower covenants and agrees that it shall prepay the Loan or a portion thereof subject to prepayment.
Section 3.3    Payment Terms.

(a)    Payment of Principal and Interest; Revolving Nature. Interest shall accrue during each Interest Period on the principal balance of the Revolving Credit Note at the Note Rate for such Interest Period. All accrued but unpaid interest on the principal balance of the Revolving Credit Note outstanding from time to time with respect to a calendar month shall be payable on the Payment Date immediately following the end of such calendar month. The then outstanding principal balance of the Revolving Credit Note and all accrued but unpaid interest thereon shall be due and payable on the Termination Date or upon the earlier maturity hereof, whether by acceleration or otherwise. Borrower may from time to time during the term of this Agreement borrow, partially or wholly repay outstanding Borrowings, and reborrow, subject to all of the limitations, terms and conditions of Section 3.2; provided, however, that the total outstanding Borrowings under the Revolving Credit Note shall not at any time exceed the lesser of (i) the amount of the Maximum Facility Amount or (ii) the Borrowing Base. The outstanding principal balance of the Revolving Credit Note at any time shall be the total amount advanced hereunder by Lender less the amount of principal payments made thereon by or for Borrower, which balance may be endorsed thereon from time to time by Administrative Agent on behalf of Lender or otherwise noted in Administrative Agent’s records, which notations shall be, absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.
(b)    Application.
(i)    On each Payment Date prior to the occurrence of an Event of Default, all amounts deposited in to the Servicing Payment Account from and after the immediately preceding Payment Date (or the Closing Date in connection with the initial Payment Date) shall be applied as follows:
(1)    the payment or reimbursement of any expenses, costs or obligations (other than the outstanding principal balance hereof and interest on the Revolving Credit Note) for which Borrower shall be obligated or Administrative Agent and/or Lender shall be entitled pursuant to the provisions of this Agreement or the other Loan Documents;
(2)    the payment of accrued but unpaid interest with respect to any Borrowings;
(3)    the payment of all or any portion of the principal balance thereof then outstanding hereunder, in the direct order of maturity, in the amount directed by the Borrower; and
(4)    any remainder to Borrower.
(ii)    Notwithstanding the previous provisions, if an Event of Default shall have occurred hereunder, then Administrative Agent on behalf of Lender may, at the sole option of Administrative Agent, apply any such payments, at any time and from time to time, to any of the items specified in subclause  (1), (2) or (3) above in addition to the payment of any other Obligations without regard to the order of priority otherwise specified in this Section 3.3(b)(i) and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity.
(c)    Payments. All payments under the Revolving Credit Note made to Administrative Agent on behalf of Lender shall be made in immediately available funds in accordance with the wire instructions set forth in Exhibit C (or at such other account as Administrative Agent, in Administrative Agent’s sole discretion, may have established by delivery of written notice thereof to Borrower from time to time) to Borrower, without offset, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Administrative Agent in full. Payments in immediately available funds received by Administrative Agent in the place designated for payment on [***] at such place of payment shall be credited as of [***], while payments received by Administrative Agent on a day [***] shall be credited as of [***]. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.
(d)    Computation Period. Interest on the indebtedness evidenced by the Revolving Credit Note shall be computed on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, [***] received as provided in Section 2.1 hereof. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(e)    Unconditional Payment. Borrower is obligated to pay all principal, interest and any and all other amounts which become payable under this Agreement and any of the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Administrative Agent hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of the Revolving Credit Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of the Revolving Credit Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.
(f)    Partial or Incomplete Payments. Remittances in payment of any part of the Revolving Credit Note other than in the required amount in immediately available funds at the place where the Revolving Credit Note is payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in full in accordance herewith and shall be made and accepted subject to the condition that any payments made by check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Administrative

Agent of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default in the payment of the Revolving Credit Note.
(g)    Default Interest Rate. Any outstanding principal of any Borrowing and (to the fullest extent permitted by law) any other amount payable by Borrower under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Interest Rate for the period [***]. Additionally, if an Event of Default has occurred and is continuing, all outstanding and unpaid principal balances of all of the Obligations shall, to the extent permitted by law, bear interest at the Default Interest Rate. Interest payable at the Default Interest Rate shall be payable from time to time on demand.
(h)    Requirement of Law. If Administrative Agent and/or Lender determine that the amount of capital required or expected to be maintained in respect of the Obligations by Lender is increased by such introduction, change, interpretation or administration of any Requirement of Law (except for an adoption or change with regard to Indemnified Taxes, which is governed by Section 3.4) applicable to Administrative Agent and/or Lender, then Borrower shall pay to Administrative Agent the amount necessary to compensate Administrative Agent and Lender for any shortfall in the rate of return on the portion of such increased capital that Administrative Agent determines is attributable to the Borrowings hereunder.
Section 3.4    Taxes.
(a)    Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.4 (including by the payment of additional amounts pursuant to this Section 3.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (b) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (b), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (b) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(c)
(i)    If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under the Loan Documents, it shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.4(c)(ii)(1), (ii)(2) and (ii)(3) below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.
(ii)    Without limiting the generality of the foregoing,
(1)    If Lender is a U.S. Person, it shall deliver to the Borrower and the Administrative Agent on or prior to the date on which Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent ), executed copies of IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding tax;
(2)    If Lender is not a U.S. Person, it shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A)    in the case of Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under the Loan Documents, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under the Loan Documents, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)    executed copies of IRS Form W-8ECI;
(C)    in the case of Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(D)    to the extent Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if Lender is a partnership and one or more direct or indirect partners of Lender are claiming the portfolio interest exemption, Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;
(3)    if a payment made to Lender under the Loan Documents would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that Lender has complied with Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (3), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(d)    The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(e)    The Borrower shall indemnify each Recipient, [***], for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of Lender, shall be conclusive absent manifest error.
(f)    Lender shall severally indemnify the Administrative Agent, [***], for (i) any Indemnified Taxes attributable to Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Excluded Taxes attributable to Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Lender by the Administrative Agent shall be conclusive absent manifest error. Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to Lender under any Loan Document or otherwise payable by the Administrative Agent to Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).
(g)    As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

ARTICLE IV

SECURITY
Section 4.1    Grant of Security Interest. As security for the payment of the Borrowings and for the payment and performance of all of the Obligations, Borrower hereby grants to Administrative Agent on behalf of Lender a security interest, subject and subordinate only to the Freddie Mac’s Superior Interests and the terms and conditions of the Acknowledgment Agreement, in all of Borrower’s present and future estate, right, title and interest in and to the following (collectively, the “Collateral”) (although Lender shall not assume any of Borrower’s or any other liability or obligation under or in respect of any Collateral, and the Collateral shall not include Excluded Collateral):
(a)    Servicing Contract Rights. All Servicing Contract Rights (whether classified as instruments, accounts, payment intangibles or general intangibles under the UCC), including those Servicing Contract Rights listed on any List of Eligible Servicing Contract Rights or similar list or schedule delivered by Borrower to Administrative Agent from time to time and including those listed on Schedule II to the Pricing Side Letter or on any update to such Schedule II from time to time submitted to Administrative Agent by Borrower (the “Pledged Servicing Contract Rights”), together with:
(i)    all late charges, fees and other servicing compensation under, for or in respect of the Pledged Servicing Contract Rights, whether or not yet accrued, earned, due or payable;
(ii)    all of Borrower’s rights to proceeds of any sale or other disposition of Pledged Servicing Contract Rights and to any payment in respect of the transfer or termination of Pledged Servicing Contract Rights by the counterparty to the relevant Servicing Contract;
(iii)    all other present and future rights and interests of Borrower in, to, and under the Pledged Servicing Contract Rights;
(iv)    all insurance and claims for insurance effected or held for the benefit of Borrower or Administrative Agent on behalf of Lender in respect of the Pledged Servicing Contract Rights;
(v)    all of the files, certificates, correspondence, appraisals, accounting entries, journals and reports, other information and data owned by Borrower that describe, catalog or list such information or data, or that otherwise directly relate to the Pledged Servicing Contract Rights, and other information and data that is used or useful for managing and administering the Pledged Servicing Contract Rights;
(vi)    all media (tapes, discs, cards, drives, flash memory or any other kind of physical or virtual data or information storage media or systems) owned by Borrower on which is stored only information or data that relates to the Pledged

Servicing Contract Rights, and on which no other material information and data that relates to property other than the Pledged Servicing Contract Rights is stored;
(vii)    all distributions on the Pledged Servicing Contract Rights or products and proceeds of the Pledged Servicing Contract Rights, all accounts, payment intangibles and general intangibles arising from, under or in respect of the Pledged Servicing Contract Rights or relating thereto, and all accessions or additions to and all substitutions for any of the Pledged Servicing Contract Rights;
(viii)    all instruments, documents, or writings evidencing any monetary obligation, account, payment intangible, general intangible or security interest in any of the Pledged Servicing Contract Rights, whether now existing or hereafter arising, accruing or acquired; and
(ix)    all security for or claims against others in respect of the Pledged Servicing Contract Rights;
(b)    Servicing Payment Account. The Servicing Payment Account and all sums from time to time on deposit in it;
(c)    Other Property. The Borrower’s rights under any Other Financing Agreements including, without limitation, any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created, (b) any “Repurchase Assets” as such term is defined in any Other Financing Agreements that are otherwise deliverable to the Borrower under any such Other Financing Agreement, to the extent all obligations then due and owing under such Other Financing Agreement have been paid in full and (c) all collateral however defined or described under any Other Financing Agreement to the extent not otherwise included under the definition of Repurchase Assets therein, in all instances, whether now owned or hereafter acquired, now existing or hereafter created;
(d)    Other Rights. All rights to have and receive any of the Collateral described above, all accessions or additions to and substitutions for any of such Collateral, together with all renewals and replacements of any of such Collateral, all other rights and interests now owned or hereafter acquired by Borrower in, under or relating to any of such Collateral or referred to above and all proceeds of any of such Collateral; all of Borrower’s present and future accounts, payment intangibles and general intangibles arising from or relating to the Servicing Payment Account or any such other Property as may be specifically pledged to the Administrative Agent in writing by Borrower and acceptable to the Administrative Agent; any instruments, documents or writings evidencing any monetary obligation, contract right, account or security interest in any of such property or its proceeds accruing or accrued and all other rights and interests in and to any and all security for or claims against others in respect of any of the property described or referred to above in this Section 4.1; all books, records, contract rights, instruments, documents (including all documents of title), chattel paper and proceeds relating to, arising from or by virtue of or collections with respect to, or comprising part of, any of such property, including all insurance and claims for insurance effected or held for the benefit of Borrower or Administrative Agent on behalf of Lender respect of any of the foregoing, in each case whether now existing or hereafter arising, accruing or accrued; and all other rights and interests in and to any and all security for or claims against others in respect of any of the rights, interests and property described or referred to above;
provided, however, that the Collateral shall not include: (i) any lease, license, sublicense, permission, contract, covenant, or agreement or any property subject to any of them to the extent that a grant of a security interest therein would violate or invalidate such lease, license, sublicense, permission, contract, covenant, or agreement or would create a right of termination in favor of any other party thereto or would otherwise require consent thereunder; or (ii) any intent-to-use trademark application prior to the filing of a “Statement of Use” with the U.S. Patent and Trademark Office and acceptance of such “Statement of Use” by the U.S. Patent and Trademark Office.
Borrower hereby agrees to deliver, effective upon the closing date of any Other Financing Agreement, an irrevocable instruction to the buyer or lender under any Other Financing Agreement that upon receipt of written notice from Administrative Agent of an Event of Default which has occurred and is continuing under this Agreement, the buyer or lender thereunder is authorized and instructed to (i) remit to Administrative Agent hereunder directly any amounts otherwise payable to Borrower thereunder and (ii) to deliver to Administrative Agent all collateral otherwise deliverable to Borrower thereunder, to the extent all obligations then due and owing under such Other Financing Agreement have been paid in full.  In furtherance of the foregoing, upon repayment of the outstanding purchase price or loan amount under any Other Financing Agreement and termination of all obligations of the Borrower thereunder, the related buyer or lender under any Other Financing Agreement is hereby instructed to deliver to Administrative Agent hereunder any collateral (as such term may be defined under the related Other Financing Agreements) then in its possession or control. To the extent that an Event of Default under this Agreement is no longer continuing, Administrative Agent agrees that it will promptly notify in writing any buyer and lender under any other Financing Agreement revoking the instructions delivered by Administrative Agent in the notice, with a copy to Borrower.
(e)    Freddie Mac Provisions.
(i)    Each of (i) Borrower’s right, title (as applicable) and interest in the Collateral, (ii) the security interest and lien granted herein and (iii) the appointment of Lender as attorney-in-fact (and the powers and rights associated with such appointment) are subject and subordinate all respects to (1) Freddie Mac’s Superior Interests, (2) the terms and provisions of the Acknowledgment Agreement and the other Freddie Mac Requirements and (3) all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations the parties to the Loan Documents to Freddie Mac.
(ii)    Each of (i) the terms and provisions of this Agreement and the Loan Documents, (ii) the transactions contemplated hereby and in the Loan Documents, (iii) the rights, obligations and remedies of the parties provided hereby and in the Loan Documents (including, without limitation, the rights and remedies of the Lender following a default or Event of Default under the Loan Documents), (iv) any payments, depositing of funds, or disbursements hereunder and under the other Loan Documents (including, without limitation, following a default or Event of Default under the Loan Documents) are subject to the terms and provisions of the Acknowledgment Agreement and the other Freddie Mac Requirements.
(iii)    Neither Lender nor Administrative Agent has any security interest, assignment or any other form of pledge, security interest or lien under the Loan Documents in any collateral relating to any Freddie Mac Mortgage Loans other than as expressly set forth in this Section 4.1. The Collateral does not include or convey (i) payments of principal, interest, taxes and/or insurance made in respect of any Freddie Mac Mortgage Loans, (ii) any rights or interests to reimbursement for any servicing advances related to any Freddie Mac Mortgage Loans except to the extent set forth in a consent agreement with Freddie Mac, (iii) any rights or interests in the Servicing Contract or any Freddie Mac Mortgage Loans, except to the extent set forth in the Acknowledgment Agreement, (iv) Borrower’s rights or claims under the Acknowledgment Agreement, (v) the Excess Yield or the Stripped Interest Certificate, (vi) the right to (1) perform servicing under the Freddie Mac Guide, (2) terminate Borrower as an approved Freddie Mac Seller/Servicer, (3) terminate the Servicing Contract (in whole or in part), (4) transfer any of the Servicing Contract Rights, or (5) appoint any successor servicer.
Section 4.2    Limited Pledge of Servicing. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the pledge of Borrower’s right, title and interest in mortgage servicing contract rights under the Approved Servicing Contract with the Agency shall only secure Borrower’s debt to the Administrative Agent incurred for the purposes of, or to refinance a facility used in whole or in part for the purposes of, purchasing Servicing Contract Rights; provided, that, the foregoing provisions of this paragraph shall be deemed automatically supplemented or amended if and to the extent the Agency supplements or amends the corresponding requirement, whether in its rules, regulations, guides, the Servicing Contract, the Acknowledgment Agreement, or published announcements or otherwise waives or grants exceptions from such requirement, and in each instance, with the same substantive force and effect; provided, further, that the security interest created hereby with respect to the Servicing Contract Rights is subject to the following provision to be included in each financing statement filed in respect hereof:
Notice with respect to Freddie Mac Mortgage Loans:
Notwithstanding anything to the contrary herein, the security interest publicized or perfected by this financing statement is subject and subordinate in each and every respect to (a) all rights, powers and prerogatives of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) under and in connection with the Acknowledgment Agreement among Freddie Mac, the debtor and the secured party (as amended, modified, restated or supplemented from time to time, the “AA”) and the

Purchase Documents (as defined in the AA), which include, without limitation, the right of Freddie Mac to disqualify (in whole or in part) the debtor as a Freddie Mac-approved Seller/Servicer, with or without cause, and the right to terminate (in whole or in part) the Servicing Contract (as defined in the AA) and to transfer and assign all or any portion of the Servicing Contract Rights (as defined in the AA), as provided in the Purchase Documents, (b) all FRE Claims (as defined in the AA), and (c) the first-priority security interest of Freddie Mac in the Freddie Mac Collateral (as defined in the AA).
Section 4.3    Acknowledgment Agreement. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, all terms and provisions of this Agreement and the other Loan Documents are and shall be subject to the terms and provisions of the Acknowledgment Agreement. To the extent that any conflict exists or shall be adjudged to exist between the terms and provisions of (a) this Agreement or any of the Loan Documents and (b) the Acknowledgment Agreement, the terms and provisions of the Acknowledgment Agreement shall govern and control.
Section 4.4    Lender Requires Acknowledgment Agreements. Pledged Servicing Contract Rights under the Servicing Contract with the Agency will have a Market Value of zero for purposes of determining Collateral Value (a) upon the earlier of (i) the termination or (ii) expiration of the Acknowledgment Agreement covering such Pledged Servicing Contract Rights and (b) until a replacement Acknowledgment Agreement covering such Pledged Servicing Contract Rights has been executed and delivered by the Borrower the Administrative Agent and the Agency.
Section 4.5    Further Assurances Concerning Collateral. In furtherance of the foregoing, Borrower hereby agrees to perform, or cause to be performed, such acts and duly to authorize, execute, acknowledge, deliver, file and record (or cause such actions to be taken with respect to) such financing statements, assignments, security agreements, deeds of trust, mortgages, bond powers and supplements, modifications or amendments to any of them, and such other papers as Administrative Agent and Lender may reasonably request in order to establish and preserve the priority of, perfect and protect the Liens granted or intended to be granted to Administrative Agent on behalf of Lender in and to any and all such Collateral and to preserve and protect the Administrative Agent and Lender’s rights in respect of all present and future Collateral for the Obligations. Borrower hereby consents to and agrees to cooperate with facilitating Administrative Agent contacting the Agency regarding Borrower’s status with the Agency and the performance of the Collateral.
Section 4.6    Financing Statements Filing Authorization. Borrower hereby irrevocably authorizes Administrative Agent, at any time and from time to time, to file at Borrower’s cost and expense in any filing office in any jurisdiction any initial financing statements and continuations thereof and amendments thereto, including amendments to update the lists of Pledged Servicing Contract Rights attached as exhibits to such financing statements whenever such lists are updated, that (a) indicate the Collateral, regardless of whether any particular asset in the Collateral falls within the scope of Article 9 of the UCC, and (b) provide any other information required for the sufficiency or filing office acceptance of any financing statement or amendment. Borrower agrees to furnish any such information to Administrative Agent promptly upon Administrative Agent’s request.
Section 4.7    Borrower Remains Liable. Notwithstanding anything contained in this Agreement to the contrary, Borrower expressly agrees that it shall (a) remain liable under each of the Pledged Servicing Contract Rights and related agreements included in the Collateral to keep, observe and perform all of the conditions and obligations to be kept, observed and performed by Borrower (or any predecessor in interest) thereunder and (b) perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such agreement. Lender shall not have any obligation or liability under any such agreement by reason of, or arising out of, this Agreement or the granting to Administrative Agent of a Lien therein or the receipt by Lender of any payment relating to any such agreement.
Section 4.8    Rights after Occurrence of Default. After the occurrence of any Event of Default that Administrative Agent has not declared in writing to have been cured or waived, the Administrative Agent on behalf of Lender shall have the following rights (but no obligations):
(a)    in its discretion, to demand, sue for, collect or receive and receipt for (in its own name, in the name of Borrower or otherwise) any money or property at any time payable or receivable on account of any of the Collateral, in consideration of its transfer or in exchange for it;
(b)    to mandate Borrower to pay over to Administrative Agent all sums from time to time due to Borrower under or in respect of the Approved Servicing Contract related to the Pledged Servicing Contract Rights, including any and all fees and other compensation under the Approved Servicing Contract for servicing the Serviced Loans, whether paid to Borrower or withheld or recovered by Borrower from collections and realizations on the Serviced Loans or any other source, except for payments of principal, interest, taxes and/or insurance made in respect of a Mortgage Loan owned or guaranteed by the Agency and to take any and all other actions that, subject to the Freddie Mac Requirements (to the extent that such restrictions are valid and enforceable under the applicable UCC and other Laws), Borrower has the right to take under the Servicing Contract;
(c)    to pay Administrative Agent and/or Lender, as applicable, all amounts so received and collected with respect to (i) fees owing under the Loan Documents, (ii) the reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent or Lender in collecting or enforcing the Revolving Credit Note and the other Loan Documents, defending against any claims made in respect of the Loan Documents or any related transactions, protecting or realizing on Collateral and (iii) accrued and unpaid interest on and principal of the Revolving Credit Note; and
(d)    a non-exclusive license to use Borrower’s operating systems to manage and administer the Pledged Servicing Contract Rights and any of the data and information relating thereto, together with the media that is owned by Borrower and on which the same are stored to the extent stored with material information or data that relates to property other than the Pledged Servicing Contract Rights (tapes, discs, cards, drives, flash memory or any other kind of physical or virtual data or information storage media or systems, and Borrower’s rights to access the same, whether exclusive or nonexclusive, to the extent that such access rights may lawfully be transferred or used by Borrower’s permittees), and any computer programs that are owned by Borrower (or licensed to Borrower under licenses that may lawfully be transferred or used by Borrower’s permittees) and that are used to access, organize, input, read, print or otherwise output and otherwise handle or use such information and data, in each case effective solely upon the occurrence and during the continuance of any Event of Default, to the extent necessary to enable Administrative Agent and Lender to realize on the Collateral and any permitted successor or assign to enjoy the benefits of the Collateral.  Such license is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to Borrower or any other Person by Administrative Agent, Lender or any other Person. Such license shall automatically terminate upon (i) the termination of this Agreement or (ii) payment in full of all Obligations and the termination of the Revolving Credit Note;
provided, however, that any and all rights and remedies of Administrative Agent and Lender in this Agreement are expressly subject and subordinate to the Freddie Mac’s Superior Interests and the Acknowledgment Agreement, and in the event the enforcement by Administrative Agent and/or Lender of any of their rights and remedies under this Agreement could reasonably be expected to conflict with the provisions of the Acknowledgment Agreement with respect to the Collateral subject to the Acknowledgment Agreement, the Acknowledgment Agreement shall control.
All amounts so received and collected by Administrative Agent pursuant to this Section 4.8 shall be applied in the same order and manner as is specified in Section 10.3.
Section 4.9    Attorney-In-Fact Appointment. Subject to the Acknowledgment Agreement and the Freddie Mac Requirements, Borrower hereby appoints Administrative Agent as its attorney-in-fact to take all such steps in its name and behalf as are necessary or appropriate to (i) request that any Pledged Servicing Contract Right be transferred to another servicer approved by the Agency in its sole and absolute discretion, (ii) request distribution to Lender of proceeds arising from the transfer of such Servicing Contract Rights remaining after satisfaction of all FRE Claims and Freddie Mac’s Servicing Transfer Costs and (iii) take any action and execute any instruments that Administrative Agent deems necessary or advisable to accomplish any of such purposes, and such appointment shall be deemed a power coupled with an interest and shall be irrevocable for so long as any of the Obligations shall be unpaid. Such appointment shall be effective, automatically and without the necessity of any action (including any transfer of any Collateral on the record books of the issuer thereof) by any Person (including the issuer of such Collateral or any officer or agent thereof), upon the occurrence and during the continuance of an Event of Default.

Section 4.10    Periodic Valuations of Servicing Contract Rights. The value of all Pledged Servicing Contract Rights to Lender shall be periodically determined as provided in Sections 7.1(p) by the SCR Valuation Agent. [***].
Section 4.11    Collections in General. After the occurrence of any Event of Default that Administrative Agent has not declared in writing to have been cured or waived, Administrative Agent shall have the right (but no obligation) in its sole discretion and subject to the Acknowledgment Agreement to take any or all of the following actions with respect to the Collateral, which rights are in addition to, and not in derogation or in lieu of, any other rights available to a secured creditor under any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator:
(a)    demand, sue for, collect or receive and receipt for (in its own name, in the name of Borrower or otherwise) any money or property at any time payable or receivable on account of any of the Collateral, in consideration of its transfer or in exchange for it;
(b)    request Borrower to pay over to Administrative Agent all sums from time to time due Borrower under or in respect of the Approved Servicing Contract, including any and all fees and other compensation under the Approved Servicing Contract for servicing the Serviced Loans, and to take any and all other actions that, subject to any restrictions imposed by the Approved Servicing Contract for the benefit of the party to it on whose behalf the Serviced Loans are being serviced (to the extent that such restrictions are valid and enforceable under the applicable UCC and other Laws), Borrower or Lender has the right to take under the Servicing Contract, and if Administrative Agent does so request, then Borrower shall diligently and continuously thereafter comply with such request; and
(c)    request that Borrower forthwith pay to Administrative Agent all amounts thereafter received by Borrower upon or in respect of any of the Collateral, whether paid to Borrower or withheld or recovered by Borrower from collections and realizations on the Serviced Loans or any other source, advising Administrative Agent as to the source of such funds, and if Administrative Agent does so request, then Borrower shall diligently and continuously thereafter comply with such request. All amounts so received and collected by Administrative Agent pursuant to this Section 4.11 shall be applied in the same order and manner as is specified in Section 10.3.
Section 4.12    Setoff. Subject to the Freddie Mac Requirements with respect to Freddie Mac Collateral, in addition to any rights and remedies of Administrative Agent and Lender hereunder and by law, to the extent a Default under this Agreement has occurred and is continuing, Administrative Agent and Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from Borrower or any Affiliate thereof to Administrative Agent, Lender or any of their Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return funds to Borrower), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Administrative Agent, Lender or any Affiliate thereof to or for the credit or the account of Borrower or any Affiliate thereof. Administrative Agent and Lender agree promptly to notify Borrower after any such set off and application made by the Administrative Agent and Lender; provided, that, the failure to give such notice shall not affect the validity of such set off and application.
Section 4.13    Pledged Servicing Contract Rights Schedule. For the avoidance of doubt, Borrower shall list Servicing Contract Rights that are Pledged to Administrative Agent on Schedule II of the Pricing Side Letter. Borrower shall, along with each Borrowing Base Report, deliver to Administrative Agent any updates to Schedule II of the Pricing Side Letter.
ARTICLE V

CONDITIONS PRECEDENT
Section 5.1    Initial Extension of Credit. The Lender may make the initial Borrowing under the Revolving Credit Note subject to the condition precedent that Administrative Agent shall have received on or before the day of such Borrowing all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Administrative Agent:
(a)    Resolutions. Resolutions of the Board of Directors (or other governing body) of Borrower certified by the Secretary or an Assistant Secretary (or other custodian of records) of such Person which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party;
(b)    Incumbency Certificate. A certificate of incumbency certified by a Responsible Officer certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which Borrower is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;
(c)    Constituent Documents. The Constituent Documents for Borrower certified as of a date acceptable to Administrative Agent by the appropriate government officials of the state of formation of Borrower;
(d)    Governmental Certificates. Certificates of the appropriate government officials of the state of formation or organization of Borrower as to the existence and good standing of Borrower, each dated within [***] to the date of the initial Borrowing;
(e)    Revolving Credit Note. The Revolving Credit Note executed by Borrower;
(f)    Security Documents. The Security Documents executed by Borrower;
(g)    Financing Statements. UCC financing statements reflecting Borrower, as debtor, and Administrative Agent on behalf of Lender, as secured party, which are required to perfect a Lien subject to the prior rights of the Agency as to Collateral subject to an Acknowledgment Agreement with the Agency which secures the Obligations and covering such Collateral as Administrative Agent may request;
(h)    [Reserved.]
(i)    Insurance Matters. Copies of insurance certificates describing all insurance policies required by Section 7.5;
(j)    Lien Searches. The results of UCC, tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against Borrower in the appropriate filing offices, showing no other claims to the Collateral, such search to be as of a date [***] prior to the date of the initial Borrowing;
(k)    Opinion of Counsel. Favorable opinions of each of [***], outside legal counsel to Borrower (dated as of the Closing Date), and of [***] of Borrower, as to such matters as Administrative Agent may reasonably request;
(l)    Attorneys’ Fees and Expenses. Evidence that the out-of-pocket costs and expenses (including reasonable attorneys’ fees) referred to in Section 11.1, to the extent incurred shall have been paid in full by Borrower;
(m)    Closing Fees. Evidence that the any fees and expenses, including diligence fees, the Facility Fee and any other fees set forth in the Pricing Side Letter due at closing have been paid;
(n)    Financial Statements. Receipt by Administrative Agent of the most recent two (2) years of audited financial statements of loanDepot, Inc., a Delaware corporation, with consolidating financial statements including the Borrower and unaudited interim financial statements of Borrower.
(o)    Borrowing Base Report. A Borrowing Base Report executed by Borrower;
(p)    Acknowledgment Agreement. The executed Acknowledgment Agreement; and
(q)    Additional Documentation. Administrative Agent shall have received such additional approvals, opinions or documents as Administrative Agent may request in its reasonable discretion.
Section 5.2    All Extensions of Credit.     The Lender may make any Borrowing (including the initial Borrowing) subject to the following additional conditions precedent:
(a)    Request for Borrowing. Administrative Agent shall have received in accordance with this Agreement, as the case may be, a Borrowing Base Report pursuant to Administrative Agent’s requirements and executed by a Responsible Officer of Borrower;

(b)    No Borrowing Base Deficiency. After giving effect to each new Borrowing, no Borrowing Base Deficiency shall exist;
(c)    No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, or would result from or after giving effect to such Borrowing;
(d)    No Material Adverse Event. No Material Adverse Event has occurred and no circumstance exists that could reasonably be expected to be a Material Adverse Event;
(e)    Requirements of Law. Administrative Agent and Lender shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Administrative Agent and/or Lender has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Administrative Agent or Lender to enter into Borrowings hereunder;
(f)    Representations and Warranties. All of the representations and warranties contained in Section 6 and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; and
(g)    Material Adverse Change. No event or events shall have occurred in the good faith determination of Administrative Agent resulting in the effective absence of a “lending market” for financing debt obligations secured by mortgage loans or servicing receivables or securities backed by mortgage loans; and
(h)    Additional Documentation. Administrative Agent shall have received such additional approvals, opinions, or documents as Administrative Agent or its legal counsel may reasonably request.
Each Borrowing hereunder shall be deemed to be a representation and warranty by Borrower that the conditions specified in this Section 5.2 have been satisfied on and as of the date of the applicable Borrowing.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
To induce Lender to enter into this Agreement, and to make Borrowings hereunder, and except as set forth in this Agreement and on the Schedules hereto, Borrower represents and warrants to Lender at all times while a Borrowing is outstanding that:
Section 6.1    Entity Existence. Borrower has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

Section 6.2    Power and Due Authorization. Borrower has (a) all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (b) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could result in a Material Adverse Event. Borrower has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.
Section 6.3    Financial Statements; Etc. Borrower has delivered to Administrative Agent (a) audited financial statements of loanDepot, Inc. with consolidating financial statements including the Borrower for the fiscal year ended December 31, 2023, and (b) unaudited financial statements of loanDepot, Inc. for September 30, 2024. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Borrower as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Borrower does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. No Material Adverse Event has occurred since the effective date of the financial statements referred to in this Section 6.3. As of the Closing Date, all material guarantees, credit facilities, repurchase facilities or substantially similar facilities or other debt for borrowed money of Borrower (the “Debt for Borrowed Money”) which are presently in effect and/or outstanding are listed on Schedule III to the Pricing Side Letter (the “Existing Debt”). All projections delivered by Borrower to Administrative Agent have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Administrative Agent and all such assumptions are disclosed in the projections, it being understood that such projections as to future events are not to be viewed as facts and that actual financials during the period or periods covered by any such projections may differ from the projected results. Borrower does not have any material guarantees, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, or any hedge agreement or other transaction or obligation in respect of derivatives that are not reflected in the most recent financial statements referred to in this Section 6.3. As of the Closing Date, other than the Existing Debt listed on Schedule III to the Pricing Side Letter, Borrower had no Indebtedness.
Section 6.4    Action; No Breach. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Person, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.

Section 6.5    Operation of Business. Borrower possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its respective businesses substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the foregoing. Borrower and the Servicers (if any) of its Mortgage Loans are duly registered as mortgage lenders and servicers in each state in which Mortgage Loans have been or are from time to time originated, to the extent such registration is required by any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, except where the failure to register could not reasonably be expected to result in a Material Adverse Event.
Section 6.6    Litigation and Judgments. Except as otherwise disclosed to Administrative Agent in writing, there is no action or proceeding pending with respect to which Borrower has received service of process or, to the best of Borrower’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, Borrowing, Borrowing Base Report or any Loan Documents or Security Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Borrowing Base Report, or any Loan Documents or Security Documents, (C) excluding Ordinary Course Litigation, makes a claim individually or in the aggregate in an amount greater than $[***], (D) which could reasonably be expected to materially and adversely affect the validity of the Collateral or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Borrowing, any Borrowing Base Report or any Loan Documents or Security Documents.
Section 6.7    Rights in Properties; Liens. Borrower has good and indefeasible title to or valid leasehold interests in its respective Collateral and Properties, including the Collateral and Properties reflected in the financial statements described in Section 6.3, and none of the Collateral of Borrower is subject to any Lien, except as permitted by Section 8.1.
Section 6.8    Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights.
Section 6.9    Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party, other than the Agency, is or will be necessary for the execution, delivery, or performance by Borrower of this Agreement and the other Loan Documents to which such Person is or may become a party or the validity or enforceability thereof.
Section 6.10    Taxes. Borrower has filed all income and other material tax returns required to be filed, and has paid all of their respective liabilities for income and other material taxes, assessments, governmental charges, and other levies (in each case, in the nature of a tax) that are due and payable, except taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and, with respect to which, adequate reserves have been provided in accordance with GAAP.
Section 6.11    Use of Proceeds; Margin Securities. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System). The proceeds of any Borrowing will be used by Borrower solely for the purposes specified in Section 2.3. None of such proceeds will be used to purchase or carry any “margin stock”, or to reduce or retire any indebtedness originally incurred to purchase or carry “margin stock” or for any other purpose that might constitute this transaction a “purpose credit” within the meaning of such Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action that might cause the Revolving Credit Note or any of the other Loan Documents, including this Agreement, to violate Regulation U or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Borrower and its Affiliates own no “margin stock” except for that described in the financial statements referred to in Section 6.3 and, as of the date hereof, the aggregate value of all “margin stock” owned by Borrower and its Affiliates does not exceed [***] percent ([***]%) of all of the value of all of Borrower’s and its Affiliates’ assets.
Section 6.12    ERISA. Except and to the extent that it would not cause the Borrower to incur any material liability, (a) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or may rely on a favorable opinion letter issued by the IRS) or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, (b) there are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, (c) there has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan, (d) no ERISA Event has occurred or is reasonably expected to occur, (e) no Borrower or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (f) no Borrower or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (g) no Borrower or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. The assets of the Borrower are not “plan assets” within the meaning of U.S. Department of Labor regulations at 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA.
Section 6.13    True and Complete Disclosure. No written statement, information, report, exhibits, schedules, financial statements, certificates, representation, or warranty made by

Borrower in this Agreement or in any other Loan Document or furnished to Administrative Agent in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made There is no fact known to Borrower which is a Material Adverse Event, or which could reasonably be expected in the future to be a Material Adverse Event that has not been disclosed in writing to Administrative Agent. All financial statements have been prepared in accordance with GAAP (other than solely with respect to unaudited financial statements, footnotes, year-end adjustments and cash flow statements).
Section 6.14    Subsidiaries. Borrower has no Subsidiaries other than those listed on Schedule V of the Pricing Side Letter (as such schedule may be updated by Borrower’s disclosure in a Compliance Certificate pursuant to Section 7.12) and Schedule V of the Pricing Side Letter sets forth the jurisdiction of formation or organization of each such Subsidiary and the percentage of Borrower’s ownership interest in such Subsidiary. All of the outstanding capital stock or other equity interests of each Subsidiary of Borrower has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any equity interests of Borrower.
Section 6.15    Agreements. Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or limited liability, corporate or other organizational restriction, in each case which could reasonably be expected to result in a Material Adverse Event. Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party. No liquidation or dissolution of Borrower is pending or, to Borrower’s knowledge, threatened and no liquidation or dissolution of any Subsidiary is pending or threatened that could reasonably be expected to constitute a Material Adverse Event. No receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or any of its properties is pending, or to Borrower’s knowledge, threatened. No receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to any Subsidiary of Borrower or any of its properties is pending, or to Borrower’s knowledge, threatened that could reasonably be expected to constitute a Material Adverse Event.
Section 6.16    Compliance with Laws. Borrower is not in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator the violation of which could reasonably be expected to result in a Material Adverse Event.
Section 6.17    Regulated Entities. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its obligations under the Loan Documents.

Section 6.18    Environmental Matters.
(a)    Borrower, and all of its Properties, assets, and operations are in full compliance with all applicable Environmental Laws, except for any noncompliance that would not result in a Material Adverse Event. Borrower is not aware of, nor have Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which would reasonably be expected to interfere with or prevent the compliance or continued compliance of Borrower with all Environmental Laws and that would reasonably be expected to result in a Material Adverse Event;
(b)    Borrower has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower is in compliance with all of the terms and conditions of such permits, except to the extent failure to obtain any of the foregoing would not result in a Material Adverse Event;
(c)    No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from any of the Properties or assets of Borrower, except as would not reasonably be expected to result in a Material Adverse Event. The use which Borrower makes and intends to make of its Properties and assets is not reasonably expected to result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their Properties or assets, except as would not reasonably be expected to result in a Material Adverse Event;
(d)    Neither Borrower nor any of its Affiliates currently or, to the knowledge of Borrower, previously owned or leased Properties or operations is subject to any outstanding or, to the knowledge of Borrower, threatened order from or agreement with the Agency or any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release, except as would not reasonably be expected to result in a Material Adverse Event;
(e)    There are no conditions or circumstances associated with the currently or, to the knowledge of Borrower, previously owned or leased Properties or operations of Borrower that would reasonably be expected to give rise to any Environmental Liabilities, except as would not reasonably be expected to result in a Material Adverse Event;
(f)    Borrower is not a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., regulations thereunder or any comparable provision of state law. Borrower is in compliance with all applicable financial responsibility requirements of all Environmental Laws, except where the failure to comply would not reasonably be expected to result in a Material Adverse Event;
(g)    Borrower has not filed or failed to file any notice required under applicable Environmental Law reporting a Release, except where the failure to do so would not reasonably be expected to result in a Material Adverse Event; and

(h)    No Lien arising under any Environmental Law has attached to any property or revenues of Borrower that would reasonably be expected to result in a Material Adverse Event.
Section 6.19    Membership and Standing. Borrower is an approved member in good standing of the MERS. Borrower is (a) an approved servicer, seller/servicer or issuer, as applicable, of mortgage loans for Freddie Mac, (b) properly licensed and qualified to do business and in good standing in each jurisdiction in which such licensing and qualification is necessary to act as the servicer under the Servicing Contract and applicable law, (c) has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute mortgage loans and in accordance with Accepted Servicing Practices, (d) in compliance with all remittance and escrow requirements of the Agency relating to the Mortgage Loans and (e) qualified to act as the servicer under the Servicing Contract, and no event has occurred which would make Borrower unable to comply with all such eligibility requirements or which would require notification to Freddie Mac. Borrower has not received any written notice from Freddie Mac or any Governmental Authority that it intends to terminate or restrict Borrower’s status as an approved servicer in its programs for which Borrower is registered, approved or authorized.
Section 6.20    Foreign Assets Control Regulations and Anti-Money Laundering. Borrower and, to Borrower’s knowledge, each Affiliate of Borrower (i) are and shall remain in compliance in all material respects United States economic sanctions laws, Executive Orders and implementing regulations as promulgated by OFAC, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to such and ensure they do not become subject to or the target of Sanctions (as defined below) and (ii) will not directly or indirectly use the proceeds or Borrowing or lend, contribute or otherwise make available such proceeds or Borrowing to any Affiliate, joint venture partner or other person or entity, for purposes of financing the activities of any person or entity currently subject to Sanctions. None of Borrower and Affiliates of Borrower or, to the knowledge of the Borrower, Affiliate of Borrower, (a) is currently subject to or the target of sanctions administered or enforced by the U.S. government (including, without limitation, OFAC, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, the “Sanctions”), (b) is located, organized or resident in a country or territory that is subject or target of Sanctions, including without limitation, Afghanistan, the Crimean region of Ukraine, Cuba, Iran, North Korea, occupied territories in “Luhansk People’s Republic” region of Ukraine, occupied territories in “Kherson” region of Ukraine, occupied territories in “Donetsk People’s Republic” region of Ukraine, occupied territories in “Zaporizhzhia” region of Ukraine, Sudan or Syria, or (c) is fifty (50) percent or more, individually or in the aggregate by one or more persons or entities who is currently subject to or the target of Sanctions, owned by any person or entity described in clause (a) or (b) above.
Section 6.21    Patriot Act. Borrower and its Affiliates are in compliance with (a) the Patriot Act, (b) the Beneficial Ownership Regulation and (c) all other applicable federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be knowingly used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
Section 6.22    Nature of Business. As of the date hereof, Borrower is engaged directly or through Subsidiaries and Affiliates in the Consumer Lending Business.
Section 6.23    Chief Executive Office; Jurisdiction of Organization. Borrower’s chief executive office and principal place of business are at 6561 Irvine Center Drive, Irvine, CA 92618 or at such other address as shall have been set forth in a written notice to the Administrative Agent at any time after the Closing Date. On the Closing Date, Borrower’s jurisdiction of organization is Delaware. Except as otherwise disclosed to the Administrative Agent in writing, Borrower does not have any trade name. Except as otherwise disclosed to the Administrative Agent in writing, during the preceding five years, Borrower has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.
Section 6.24    Special Representations Concerning Collateral.
(a)    The List of Eligible Servicing Contract Rights most recently submitted to Administrative Agent is true and complete.
(b)    Borrower has not selected the Collateral in a manner that will adversely affect Lender’s interests.
(c)    Borrower is the legal and equitable owner and/or holder of the Collateral, free and clear of all Liens (other than the Administrative Agent’s Lien and the Freddie Mac’s Superior Interests) and the Collateral is validly pledged or assigned to Lender, subject to no other Liens. Borrower has the sole right to act as servicer with respect to the Mortgage Loans pursuant to and subject to the terms and conditions of the Servicing Contract.
(d)    No fraud and, in addition, no material error, omission, misrepresentation, negligence or similar occurrence with respect to the Collateral and the Mortgage Loans related thereto has taken place on the part of Borrower or any of its Affiliates in connection with the origination or servicing thereof.
(e)    No consent of any obligor or any other Person is required for the grant of the security interest provided in this Agreement by Borrower in any of the Collateral, other than consents that have been obtained, nor will any consent need to be obtained upon the occurrence of an Event of Default for Administrative Agent to exercise its rights with respect to any of the Collateral (other than as provided in the Acknowledgment Agreement).

(f)    The Servicing Contract is a valid and binding obligation of Borrower, is in full force and effect, and is enforceable by Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.
(g)    Freddie has not provided written notice to Borrower that it will terminate, modify or amend the Servicing Contract or Borrower’s benefits or the Servicing Contract Rights under the Servicing Contract other than modifications or amendments that apply universally to Freddie Mac servicers.
(h)    Borrower has not engaged any subservicers, subcontractors or other agents to perform any of its duties under the Servicing Contract for the Pledged Servicing Contract Rights, other than engagements to vendors, service providers or subcontracts who are not generally in the business of day to day mortgage servicing operations that are permitted by, and are in compliance in all material respects with the requirements of, the Servicing Contract, and all fees and expenses due and payable to any such vendor, service provider or subcontractor or agent as of the Closing Date in connection therewith have been paid, or will be paid before overdue, by Borrower. Borrower will not engage any subservicers to perform any duties under the Servicing Contract for the Pledged Servicing Contract Rights without the prior written consent of the Administrative Agent.
(i)    Upon the filing of financing statements on Form UCC-1 naming the Administrative Agent as “Secured Party” and Borrower as “Debtor”, and describing the Collateral, in the recording offices of the Secretary of State of Delaware the security interests granted hereunder in the Collateral will constitute fully perfected priority security interests under the Uniform Commercial Code (subject and subordinate only to Freddie Mac’s Superior Interests) in all right, title and interest of Borrower in, to and under such Collateral to the extent that such security interests can be perfected by filing under the Uniform Commercial Code.
All representations and warranties by Borrower shall survive delivery of the Loan Documents and the making of the Borrowings, and any investigation at any time made by or on behalf of Lender shall not diminish Lender’s right to rely on them.
Section 6.25    Solvency. Borrower is solvent and will not be rendered insolvent by any transaction hereunder and, after giving effect to such transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. Borrower does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. Borrower is not selling and/or pledging any Collateral with any intent to hinder, delay or defraud any of its creditors.
Section 6.26    Material Adverse Change. There has been no material adverse change in the business, operations, financial condition, properties or prospects of Borrower or its Affiliates since the date set forth in the most recent financial statements supplied to Administrative Agent and Lender that is reasonably likely to have a Material Adverse Event on Borrower.
Section 6.27    No Event of Default. There exists no event of default or default under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities which would give rise to an Event of Default under Section 10.01 or the right to accelerate indebtedness as referenced in Section 10.02.
Section 6.28    No Reliance. Borrower has made its own independent decision to enter into the Loan Documents and each transaction hereunder and as to whether such transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Borrower is not relying upon any advice from Administrative Agent or Lender as to any aspect of the transactions hereunder, including without limitation, the legal, accounting or tax treatment of such transactions.
ARTICLE VII

AFFIRMATIVE COVENANTS
Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding hereunder:
Section 7.1    Reporting Requirements. Borrower shall furnish to Administrative Agent and Lender:
(a)    Annual Financial Statements. For the fiscal year ending December 31, 2023, and each fiscal year thereafter, as soon as available, and in any event within [***] days after the last day of each fiscal year of loanDepot, Inc. and Borrower, a copy of the annual audit report of loanDepot, Inc., with consolidating financial statements, balance sheets and statements of income, retained earnings, and cash flow as of the end of such fiscal year and for the twelve (12)-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to Administrative Agent, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope.
(b)    Monthly and Quarterly Financial Statements.
(i)    As soon as available, and in any event within [***] days after the last day of each calendar month of each fiscal year of Borrower, a copy of an unaudited financial report of Borrower as of the end of such calendar month and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets and statements of income and retained earnings all in reasonable detail certified by a Responsible Officer to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower, on a consolidated basis, as of the dates and for the periods indicated therein; and
(ii)    As soon as available, and in any event within [***] days after the last day of each calendar quarter of each fiscal year of Borrower, a copy of an unaudited financial report of Borrower as of the end of such calendar quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets and statements of income and retained earnings all in reasonable detail certified by a Responsible Officer to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower, on a consolidated basis, as of the dates and for the periods indicated therein.
(c)    Borrowing Base Report. As soon as available, and in any event [***], a Borrowing Base Report.
(d)    Compliance Certificate. On a monthly basis [***] of each month and concurrently with the delivery of the financial statements referred to in Section 7.1(a) and Section 7.1(b), a certificate of the chief financial officer of Borrower in a form substantially attached hereto as Exhibit B to the Pricing Side Letter (the “Compliance Certificate”) (i) stating that to the best of such officer’s knowledge, [***]; provided, however, so long as Borrower satisfies this obligation by delivering an “Officer’s Compliance Certificate” (as such term is defined in the MLRA), the certification with respect to “Compliance” therein shall be deemed to also cover “Compliance” with this Agreement, the other Loan Documents and the Acknowledgment Agreement, in each case, case as defined herein, and the certification with respect to “No Default” and “Events of Default” shall be deemed to also reference Defaults and Events of Default as set forth in this Agreement. In addition, Borrower shall provide the updated list of trade names of the Borrower in connection with each renewal of this Agreement.
(e)    Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Borrower by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, or Properties of Borrower, provided, that, any such letters or written reports may be included with the delivery of any financial statements delivered pursuant to this Agreement.
(f)    Notice of Litigation. Borrower will promptly[***] service of process on any of the following, give to Administrative Agent notice of all litigation, actions, suits, arbitrations, investigations (including any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Borrower or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) excluding Ordinary Course Litigation, makes a claim individually or in the aggregate in an amount greater than $[***], or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Event. Borrower will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.
(g)    Notice of Default. Promptly [***] after the occurrence of any Default or Event of Default, a written notice of such Default or Event of Default and (ii) [***] after the occurrence of any Default or Event of Default, a written description setting forth the details of such Default or Event of Default and the action that Borrower has taken and proposes to take with respect thereto.
(h)    ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which Borrower or any ERISA Affiliate files with or receives from the PBGC, the IRS, or the U.S. Department of Labor under ERISA; as soon as possible and in any event within [***] after Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event or Prohibited Transaction has occurred with respect to any Plan, a certificate of the chief financial officer of Borrower setting forth the details as to such ERISA Event or Prohibited Transaction and the action that Borrower proposes to take with respect thereto; annually, copies of the notice described in Section 101(f) of ERISA that Borrower or ERISA Affiliate receives with respect to a Plan or Multiemployer Plan; within [***], Borrower and each ERISA Affiliate shall request in writing from each Multiemployer Plan the information described in Sections 101(k) and 101(l) of ERISA and shall provide a copy of such requests to Administrative Agent; promptly upon receiving such information from the Multiemployer Plans, provide such information to Administrative Agent, and thereafter, such requests and such information shall only be required to be provided upon Administrative Agent/s request, which shall be made no more frequently than annually.
(i)    Notice of Freddie Mac Communication. (a) Written notice, as soon as possible [***] receipt by Borrower of a communication from Freddie Mac to Borrower that could reasonably be expected to negatively impact the Collateral, the Administrative Agent or Lender other than any such communication that is sent by the Agency to all servicers and (b) a written description as soon as possible [***]receipt of such communication, setting forth the details of such communication and the action that Borrower has taken and proposes to take with respect thereto.
(j)    Notice of Material Adverse Event. As soon as possible [***] after the occurrence thereof, (i) written notice (including notices of defaults, breaches, potential defaults or potential breaches and any material financial information that is not otherwise required to be provided by Borrower hereunder) of any event or circumstance that could reasonably be expected to result in a Material Adverse Event and (ii) any default or material breach by Borrower under any material contract or agreement of Borrower.
(k)    Notice of Attachment. Promptly, [***] after the commencement thereof, notice of any attachment, sequestration, or similar proceeding or proceedings against Borrower involving an aggregate amount in excess of $[***] against any of its assets or properties.
(l)    Beneficial Ownership. Borrower shall at all times either (i) ensure that the Borrower has delivered to Administrative Agent a Beneficial Ownership Certification, if

applicable, and that the information contained therein is true and correct in all respects or (ii) deliver to Administrative Agent an updated Beneficial Ownership Certification if any information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects. At all times, Borrower shall promptly notify Administrative Agent upon becoming aware that the information provided in the most recent Beneficial Ownership Certification is no longer true and correct and shall deliver an updated Beneficial Ownership Certification to Administrative Agent promptly [***].
(m)    Debt. As soon as reasonably possible, all material guarantees, credit facilities, repurchase facilities or substantially similar facilities or other debt for borrowed money of Borrower, including any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto.
(n)    Lien. Promptly upon receipt of notice of knowledge of any lien or security interest (other than security interest created hereby or Freddie Mac’s Superior Interests) on, or claim asserted against, any of the Collateral.
(o)    Regulatory Reporting Compliance. Borrower shall, [***], deliver to Administrative Agent and Lender a copy of the results of any Uniform Single Attestation Program for Mortgage Bankers or an Officer’s Certificate that satisfies the requirements of Item 1122(a) of Regulation AB, an independent public accountant’s report that satisfies the requirements of Item 1123 of Regulation AB, or similar review conducted on Borrower by its accountants.
(p)    Market Value Report. The SCR Valuation Agent shall [***]. Borrower shall cause the SCR Valuation Agent to deliver to the Administrative Agent and Lender a monthly report (the “Market Value Report”) [***]. In the event that the SCR Valuation Agent does not provide its Market Value Report by [***], Borrower shall be required to terminate the SCR Valuation Agent and appoint a replacement SCR Valuation Agent [***];
(q)    Data File. Borrower shall deliver to Administrative Agent and Lender on a monthly basis, [***] the data tape with respect to the Mortgage Loans related to Servicing Contract Rights pledged under this Agreement, redacted as necessary to remove any borrower identifying information, including the data items for each Mortgage Loan listed under Exhibit D as of the end of the prior calendar month.
(r)    Other Reports. Borrower shall promptly furnish to Administrative Agent from time to time information regarding the business and affairs of Borrower, including the following and such other information as Administrative Agent may from time to time reasonably request (each report required must be signed by a duly authorized officer of Borrower and Administrative Agent will have no responsibility to verify or track any of the items referenced or conclusions stated in such reports or to verify the authority of its signatory), and Borrower shall:
(i)    upon request by Administrative Agent from time to time, expeditiously apply for and, if such counterparties are willing to make such agreements with Borrower (Borrower agrees in good faith to urge them to do so), to execute such acknowledgment agreements and related agreements with the counterparties to Servicing Contract as are necessary or appropriate, in the Administrative Agent’s reasonable opinion, to achieve, maintain or improve establishment and perfection of the Administrative Agent’s security interest granted hereby in Collateral;
(ii)    upon the request of Administrative Agent, a written statement or affidavit, in a form reasonably satisfactory to Administrative Agent, stating that (i) the unpaid balance of the indebtedness evidenced by the Revolving Credit Note and the Related Indebtedness and (ii) there are no offsets or defenses against full payment of the indebtedness evidenced by the Revolving Credit Note and the Related Indebtedness (or if there are any such offsets or defenses, the description of such offsets or defenses); and
(iii)    deliver to Administrative Agent such other reports by Borrower in respect of the Collateral, in such detail and at such times as Administrative Agent in its reasonable discretion or at the reasonable direction of Lender may request at any time or from time to time.
(s)    General Information. Promptly, such other information concerning Borrower as Administrative Agent may from time to time request.
Section 7.2    Maintenance of Existence; Conduct of Business. Borrower shall preserve and maintain its legal existence and all its material privileges, licenses, franchises and rights, except for failures to maintain any such privileges, licenses, franchises and rights, which individual or in the aggregate, would not have a Material Adverse Event.
Section 7.3    Maintenance of Properties. Borrower shall maintain, keep, and preserve all of its Properties (tangible and intangible) necessary in the proper conduct of its business in good working order and condition.
Section 7.4    Taxes and Claims. Borrower shall pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that Borrower shall not be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established.
Section 7.5    Insurance. Borrower shall maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by limited liability companies engaged in similar businesses and owning similar Properties in the same general areas in which Borrower operates; provided, that, in any event Borrower will maintain workmen’s compensation insurance, property insurance, comprehensive general liability insurance and business interruption insurance reasonably satisfactory to Administrative Agent.

Section 7.6    Inspection Rights. Subject to the Freddie Mac Requirements regarding the treatment of confidential information and Mortgage data, at any reasonable time and from time to time, upon reasonable advance written notice, unless an Event of Default has occurred and is continuing then at any time and without prior notice, Borrower shall (a) permit representatives of Administrative Agent to examine, inspect, review, evaluate and make physical verifications and appraisals of the inventory and other Collateral in any manner and through any medium that Administrative Agent reasonably considers advisable, (b) to examine, copy, and make extracts from its books and records, (c) to visit and inspect its Properties, and (d) to discuss its business, operations, and financial condition with its designated officers, employees, and independent certified public accountants, in each instance at Borrower’s expense.
Section 7.7    Keeping Books and Records. Borrower shall maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.
Section 7.8    Compliance with Laws. Borrower shall comply in all material respects with all applicable laws, rules, regulations, in each case, the violation of which could reasonably be expected to result in a Material Adverse Event or materially affect the Collateral in Administrative Agent’s reasonable determination, and orders, and decrees of the Agency and any Governmental Authority or arbitrator.
Section 7.9    Compliance with Agreements. Borrower shall comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its Properties or business the non-compliance of which could reasonably be expected to result in a Material Adverse Event in the Administrative Agent’s reasonable determination.
Section 7.10    Further Assurances. Borrower shall execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by Administrative Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of the Administrative Agent in the Collateral.
Section 7.11    ERISA. Borrower shall comply and cause its ERISA Affiliates to comply with all minimum funding requirements, applicable with respect to a Plan or Multiemployer Plan and all other material requirements, of ERISA or the Code, if applicable with respect to a Plan or Multiemployer Plan, so as not to give rise to any liability thereunder that would reasonably be expected to result in any material liability to the Borrower. The assets of the Borrower shall not become “plan assets” within the meaning of U.S. Department of Labor regulations at 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA.
Section 7.12    Additional Subsidiaries. Borrower shall notify Administrative Agent at the time that any Person becomes a Subsidiary (other than Subsidiaries that are “special purpose entities”) that is formed under the laws of the United States or any state thereof, which notification shall be made in the Compliance Certificate.

Section 7.13    Special Affirmative Covenants Concerning Collateral. Until all of the Obligations shall have been fully paid in cash and satisfied under or otherwise in respect of this Agreement, Borrower agrees to, subject to the Freddie Mac’s Superior Interests and the Freddie Mac Requirements:
(a)    warrant and forever defend the right, title and interest of Administrative Agent, for the benefit of itself and Lender, in and to the Pledged Servicing Contract Rights against the claims and demands of all Persons whomsoever, subject to any restrictions imposed by the Freddie Mac Requirements for the benefit of the party to it on whose behalf the Mortgage Loans are being serviced to the extent (if any) that such restrictions are valid and enforceable under the applicable UCC and other Laws.
(b)    diligently fulfill its duties and obligations under the Approved Servicing Contract, and not be declared by a counterparty to the Servicing Contract to be in default; provided that Borrower shall not be in breach of this covenant if a default declared by Freddie Mac arose from a failure of the portfolio of Serviced Loans to perform as required by the Servicing Contract and such counterparty has elected in writing to continue to use Borrower as Servicer thereof and has not rescinded or revoked such election.
(c)    diligently and timely collect its servicing compensation under the Approved Servicing Contract.
(d)    cause Borrower’s rights to the servicing compensation provided for in the Approved Servicing Contract to remain in full force and effect until the Borrowings to finance Borrower’s retention of the Pledged Servicing Contract Rights related to such Approved Servicing Contract have been fully repaid, or until the Servicing Contract expires in accordance with its terms and without renewal.
(e)    reconfirm the filing authorization given in this Agreement to such UCC financing statements and continuation statements as Administrative Agent may reasonably request from time to time (although no such reconfirmation shall be a condition to the filing of any financing statement, including any “in lieu” financing statement, or continuation statement) and execute and deliver to Administrative Agent such further instruments of sale, pledge, assignment or transfer, and such powers of attorney, as shall be reasonably required by Administrative Agent from time to time, and do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Administrative Agent under this Agreement, the Revolving Credit Note and the other Loan Documents. Administrative Agent shall have all the rights and remedies of a secured party under the UCC and any other applicable law, in addition to all rights provided for in this Agreement; and
(f)    use its best efforts to cause each of its Servicers, if any, to keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Each such policy and fidelity bond shall be in such form and amount as is generally customary among Persons who service a portfolio of Mortgage Loans having an aggregate principal balance comparable to that of the servicing portfolio of such Servicer or Borrower, respectively, and which are generally regarded as servicers acceptable to institutional investors.
Section 7.14    Deposit. Borrower shall deposit or cause to be deposited all amounts constituting [***] in the Servicing Payment Account [***]. Prior to the Borrower making any withdrawal from a custodial account or any other clearing account maintained under the Servicing Contract, the Borrower shall instruct the related depository institution to remit all collections to the Servicing Payment Account. Notwithstanding the forgoing, Borrower shall be permitted to retain the Minimum Servicing Compensation at all times. Borrower shall absolutely, unconditionally, and irrevocably, make (or cause its subservicer to make) all payments required to be made by Borrower hereunder whether or not sufficient amounts are on deposit in the Servicing Payment Account. Prior to Default, Borrower may withdraw cash on deposit in the Servicing Payment Account that is in excess of the Reserve Required Amount.
Section 7.15    No Adverse Claims. Borrower warrants and will defend the right, title and interest of Administrative Agent and Lender in and to all Collateral against all adverse claims and demands.
Section 7.16    Quality Control. Borrower shall maintain an internal quality control program that verifies, on a regular basis, the existence and accuracy of all legal documents, credit documents, property appraisals, and underwriting decisions related to Collateral and shall provide the most recent report on the results of such quality control program in the Compliance Certificate pursuant to Section 7.1(d). Such program shall be capable of evaluating and monitoring the overall quality of Borrower’s loan production and servicing activities. Such program shall (i) ensure that the Serviced Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; (ii) guard against dishonest, fraudulent, or negligent acts; and (iii) guard against errors and omissions by officers, employees, or other authorized persons.
Section 7.17    Hedging. Borrower shall at all times (i) actively hedge the Servicing Contract Rights portfolio with Hedging Contracts and (ii) notify the Administrative Agent [***]%.
Section 7.18    Account Control Agreement. [***] following the Closing Date, Administrative Agent shall have received the Account Control Agreement, duly executed and delivered by the Borrower, Administrative Agent and Bank, in form and substance acceptable to Administrative Agent.
ARTICLE VIII

NEGATIVE COVENANTS
Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding hereunder:

Section 8.1    Limitation on Liens. Other than the Freddie Mac’s Superior Interests, Borrower shall not pledge, grant a security interest or assign any existing or future rights to service any of the Collateral or to be compensated for servicing any of the Collateral, or pledge or grant to any other Person any security interest in any Servicing Contract Rights (other than the Servicing Contract Rights set forth on Schedule I to the Pricing Side Letter as delivered by Borrower to Administrative Agent on the Closing Date). Borrower shall not permit any Servicing Contract Rights, other than the Servicing Contract Rights set forth on Schedule I to the Pricing Side Letter, to become Excluded Collateral.
Section 8.2    Prohibition of Fundamental Changes. Borrower shall not (i) divide into separate Persons (as may be permitted under the Delaware Limited Liability Company Act) or cause to exist a Change of Control, in each case without the prior written consent of Administrative Agent and (ii) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets.
Section 8.3    Restricted Payments. At any time an Event of Default has occurred and is continuing or would result therefrom, Borrower shall not pay, make, declare or incur any liability to pay, make, declare or incur any dividends or other distribution, direct or indirect, on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition, direct or indirect, of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself whether now or hereafter outstanding, except that, notwithstanding the foregoing, the Borrower shall be permitted at all times to make Tax Distributions so long as an additional Event of Default would not result from the Tax Distributions.
Section 8.4    Transactions With Affiliates. Borrower shall not directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate unless such transaction is (i) not otherwise prohibited in this Agreement, (ii) in the ordinary course of Borrower’s business, as applicable, and (iii) upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate. For the avoidance of doubt, nothing herein prohibits Borrower from making or paying any dividend or distributions to its members or shareholders on account of their equity interests in Borrower, including without limitation, Tax Distributions subject to the limitations set forth in Section 8.3 herein.
Section 8.5    Disposition of Assets. Except in connection with a Freddie Mac VPC Agreement, Borrower shall not directly or indirectly, sell, lease, assign, transfer, or otherwise dispose of any of the Collateral if, after giving effect to the application of proceeds of such disposition, a Borrowing Base Deficiency, Default or Event of Default would exist.
Section 8.6    Nature of Business. Borrower shall not engage in any business other than the Consumer Lending Business.

Section 8.7    Environmental Protection. Borrower shall not directly or indirectly (a) use (or permit any tenant to use) any of their respective Properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective Properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrower would be responsible.
Section 8.8    Accounting. Borrower shall not change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Administrative Agent, or (b) in tax reporting treatment, except as required by law and disclosed to Administrative Agent.
Section 8.9    No Negative Pledge. Borrower shall not enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement, the Freddie Mac Requirements or any Loan Document, which directly or indirectly prohibits Borrower from creating or incurring a Lien on the Collateral.
Section 8.10    Sanctions and Patriot Act. Borrower shall not fail to comply with the laws, regulations and executive orders referred to in Section 6.20 and Section 6.21.
Section 8.11    Conditional Repurchase, Indemnity or Other Recourse Obligations. Borrower shall not undertake or assume any conditional repurchase, indemnity or other recourse obligations in respect of Mortgage Loans sold which obligations and liabilities, when combined with Borrower’s contingent liabilities, constitute contingent liabilities that are required by GAAP either to be accrued as a charge to income or to be disclosed by a note to Borrower’s financial statements in excess of Borrower’s loan loss reserve.
Section 8.12    Special Negative Covenants Concerning Collateral.
(a)    Without Administrative Agent’s prior written consent, Borrower shall not execute any amendments to the Servicing Contract or the Acknowledgment Agreement that could reasonably be expected to materially and adversely affect the value of any Collateral or to reduce or delay payment or collection of amounts due Borrower from or in respect of any Collateral and Borrower will provide a copy of every supplement, amendment, restatement or replacement of any of the Servicing Contract to Administrative Agent promptly [***] after the same shall become effective other than any such supplements or amendments that are imposed by the Agency on all servicers through the Guide or otherwise. Notwithstanding the foregoing, each of Administrative Agent and Lender acknowledges that Freddie Mac has the authority to impose modifications and amendments to the Servicing Contract without the approval, consent or agreement of Borrower and agrees that such imposition shall not be deemed a breach of this Agreement to the extent it is imposed on similarly situated servicers and sub-servicers.
(b)    Borrower shall not create, incur, grant, assume or suffer to exist any Lien on any of the Collateral subject to this Agreement, except only for the Freddie Mac’s Superior Interests pursuant to this Agreement and the Liens in favor of Administrative Agent hereunder.

(c)    Borrower shall not offer as Collateral any property against which any Person other than Lender has a Lien.
(d)    Borrower shall not pledge, transfer or convey any security interest in the Servicing Payment Account to any person without the express written consent of the Administrative Agent upon direction from Lender.
Section 8.13    Termination of Servicing Contract or Servicing Contract Rights. Borrower shall not, and (except as described in the following proviso) shall not give the Agency advance written notice of any intention to, terminate its contractual rights to the servicing of any Mortgage Loans (unless such termination is at Administrative Agent’s express direction); provided, that Borrower shall observe any notice or other requirements of the Approved Servicing Contract in connection with any such termination.
Section 8.14    No Amendments. Borrower will not make, or permit to be made, any amendments or modifications to its Constituent Documents, which could reasonably be expected to have a Material Adverse Event on Borrower or its Subsidiaries or Lender.
Section 8.15    Guarantees. Borrower shall not create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in Borrower’s financial statements or notes thereto (ii) to the extent the aggregate Guarantees of Borrower do not exceed $[***], or (iii) to the extent such Guarantee is otherwise disclosed to Administrative Agent in writing.
Section 8.16    Debt for Borrowed Money. Borrower shall not incur any additional material Indebtedness, including without limitation, any Indebtedness relating to any mortgage servicing rights or corporate or servicing advances, (other than (i) the Existing Debt specified on Schedule III to the Pricing Side Letter in amounts not to exceed the amounts specified on Schedule III to the Pricing Side Letter and (ii) usual and customary accounts payable for a mortgage company) without providing written notice of the same to the Administrative Agent.
Section 8.17    Withdrawals. Borrower shall not withdraw or direct the withdrawal or remittance of any collections related to the Collateral from any custodial account into which such amounts have been deposited other than to remit such amounts to the Servicing Payment Account; provided, however, Borrower shall be permitted to retain the Minimum Servicing Compensation at all times.
Section 8.18    Chief Executive Office; Jurisdiction of Organization. Borrower shall not move its chief executive office from the address referred to in Section 6.23 or change its jurisdiction of organization from the jurisdiction referred to in Section 6.23 unless it shall have provided Administrative Agent [***] of such change.
Section 8.19    Investment Company. Borrower shall not become (a) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its obligations under the Loan Documents.
Section 8.20    Intercreditor Agreement. Borrower shall not enter into any other financing, sale or repurchase agreement involving Freddie Mac servicing contract rights without entering into an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.
ARTICLE IX

RESERVED
ARTICLE X

DEFAULT
Section 10.1    Events of Default. Each of the following shall be deemed an “Event of Default”:
(a)    Payment Failure. Borrower shall fail to pay the Obligations or any part thereof shall not be paid when due or declared due, and such failure continues for [***];
(b)    Failure to Notify Default or Event of Default and Breach of Negative Covenants. Borrower shall fail to provide Administrative Agent with timely notice of any Default or Event of Default as required by Section 7.1(g) of this Agreement, or, unless otherwise stated in other sections or subsections of this Section 10.1, Borrower shall breach any provision of Article VIII of this Agreement, and such failure or breach continues for [***];
(c)    Immediate Breach of Representations or Covenants or Obligations. A breach by Borrower of any of the representations, warranties or covenants or obligations set forth in [***] of this Agreement;
(d)    Additional Breach of Representations. Unless otherwise stated in other sections or subsections of this Section 10.1, any representation, warranty or certification made or deemed made by Borrower (or any of its officers) herein or in any other Loan Document or in any Compliance Certificate shall be false, misleading, or erroneous (after giving effect to any qualification as to materiality set forth therein, if any) when made or deemed to have been made and such breach is not cured within [***]; provided, that, if any of the Borrower’s representations in [***]for any reason shall be (or shall prove to have been) untrue or incorrect, then such untruth or incorrectness shall not constitute a Default or an Event of Default, although, such untruth or incorrectness will result in the affected items of Collateral each thereupon having a Collateral Value of zero;
(e)    Additional Breach of Covenants. Unless otherwise stated in other sections or subsections of this Section 10.1, Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document, and such failure continues for [***] of the earlier of (x) Borrower’s receipt of written notice from Administrative Agent or Lender of such failure or (y) the date on which Borrower obtains notice or knowledge of the facts giving rise to such failure;
(f)    Assignment. (i) Assignment or attempted assignment by Borrower of this Agreement or any rights hereunder without first obtaining the specific written consent of Administrative Agent, or (ii) the granting by Borrower of any security interest, lien or other encumbrances on any Collateral to any person other than Administrative Agent and such affected Collateral, pursuant to this clause (ii) has not been repurchased [***];
(g)    Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Borrower, or shall have taken any action to displace the management of Borrower or to curtail its authority in the conduct of the business of Borrower, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Borrower as an issuer, buyer or a seller/servicer of mortgage loans or securities backed thereby, and such action provided for in this subparagraph (g) shall not have been discontinued or stayed within [***];
(h)    Security Interest. This Agreement shall for any reason cease to create a valid, priority security interest (other than the Freddie Mac’s Superior Interests) in any material portion of the Collateral purported to be covered hereby.
(i)    Financial Statements. Borrower’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Borrower as a “going concern” or a reference of similar import.
(j)    Fraud; Violation of Requirements. (i) Borrower engages or has engaged in fraud or other reckless or intentional wrongdoing in connection herewith or any other Loan Document or any document submitted pursuant thereto or otherwise in connection with any Freddie Mac mortgage backed securities, or in connection with any federal mortgage insurance or loan guaranty program, or other federal program related to any of the Mortgage Loans; or (ii) Borrower has used any payments, collections, recoveries or other funds pertaining in any way to the Mortgage Loans or any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the Servicing Contract Rights in violation of the Freddie Mac Requirements.
(k)    Insolvency. An Act of Insolvency shall have occurred with respect to Borrower;
(l)    Cross Default. Borrower or any of Borrower’s Affiliates that are party to any Loan Document shall be in default after the expiration of any grace or cure period to the extent not waived or cured in writing under (i) any Indebtedness, including without limitation, the MLRA, in the aggregate, in excess of $[***] with respect to Borrower or such Affiliate which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or

(ii) any other contract or contracts, in the aggregate in excess of $[***]to which Borrower or such Affiliate is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract;
(m)    Validity of Agreement. This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any of its respective equity holders;
(n)    [Reserved];
(o)    Change of Control. A Change of Control shall occur without the prior written consent of Administrative Agent;
(p)    Attachment, Sequestration or Similar Proceedings. Borrower shall fail to discharge, stay or appeal within a period of [***] after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $[***] against any of its assets or Properties;
(q)    Judgment. A final judgment or judgments for the payment of money in excess of $[***] shall be rendered against Borrower by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof;
(r)    Material Adverse Event. Administrative Agent determines that a Material Adverse Event has occurred;
(s)    Servicer/Subservicer Status.
(i)    Borrower shall take or omit to take any act (i) that would result in the suspension or loss of any of its statuses, once achieved or any of such statuses of its subservicer, if any, of the Agency’s Mortgage Loans pools for which Borrower is Servicer, as an Agency-approved servicer, or (ii) after which Borrower or any such relevant subservicer would no longer be in good standing as such, or (iii) after which Borrower or any such relevant subservicer would no longer currently satisfy all the Agency’s requirements, including but not limited to net worth requirements, if all of the material effects of such act or omission shall have not been cured by Borrower or waived by the Agency before termination of such status;
(ii)    greater than [***]% of Borrower’s servicing portfolio [***] seized;
(iii)    Freddie Mac shall at [***] notifies Borrower that Freddie Mac shall cease accepting loan deliveries from Borrower;

(iv)    receipt by Borrower of a notice from Freddie Mac indicating material breach, default or material non-compliance by Borrower which Administrative Agent reasonably determines may entitle Freddie Mac to terminate Borrower which notice has not been rescinded or nullified within [***] of its receipt by Borrower or such lesser time as Administrative Agent believes is necessary to protect its interest and provides Borrower with written notice thereof, as the case may be;
(v)    except in connection with a Freddie Mac VPC Agreement, Freddie Mac terminates any Servicing Contract Right or the Servicing Contract related to the Collateral that has been pledged to the Administrative Agent or terminates the Acknowledgment Agreement; or
(vi)    occurrence of a Freddie Mac Downgrade.
(t)    Servicing Payment Account. Borrower or any other Person shall have withdrawn any amounts on deposit in the Servicing Payment Account without the consent of Administrative Agent other than funds deposited or withdrawn in error.
(u)    Inability to Perform. An officer of Borrower shall admit its inability to, or its intention not to perform any of Borrower’s Obligations hereunder.
Section 10.2    Remedies Upon Default. Subject to the Acknowledgment Agreement, if any Event of Default shall occur and be continuing, then Administrative Agent at the direction of Lender may without notice cause the Administrative Agent to declare the Obligations or any part thereof to be immediately due and payable, or both, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. In addition to the foregoing, if any Event of Default shall occur and be continuing, Administrative Agent at the direction of Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise. Further, any and all rights and remedies of Lender in this Agreement are expressly subject and subordinate to the Freddie Mac’s Superior Interests and the Acknowledgment Agreement with the Agency, and in the event the enforcement by Lender of any of its rights and remedies under this Article X could reasonably be expected to conflict with the provisions of the Acknowledgment Agreement with respect to the Collateral subject to the Acknowledgment Agreement, the Acknowledgment Agreement shall control.
Section 10.3    Application of Funds Upon Default. After the exercise of remedies provided for in Section 10.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by Administrative Agent in such order as it elects in its sole discretion.
Section 10.4    Performance by Lender. If Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Lender may perform or attempt to perform such covenant or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Administrative Agent, promptly pay to Administrative Agent any amount expended by Lender in connection with such performance or attempted performance, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of Borrower under this Agreement or any other Loan Document.
Section 10.5    Freddie Mac Downgrade. If after the occurrence of a Freddie Mac Downgrade, Borrower submits a request to Lender to make a Loan pursuant to Section 2.1, and Lender wishes to waive the Event of Default related to such Freddie Mac Downgrade[***].
ARTICLE XI

MISCELLANEOUS
Section 11.1    Expenses.
(a)    Borrower hereby agrees to pay on demand: (a) all reasonable and documented out-of-pocket costs and expenses of Administrative Agent and Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents accrued up to and including the Closing Date, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Lender (such legal counsel’s fees and expenses incurred in connection with the initial closing not to exceed the Legal Expense Cap); (b) all reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent on behalf of Lender in connection with (i) any Default or Event of Default, (ii) the enforcement, preservation and protection of this Agreement or any other Loan Document, and (iii) incurred by Administrative Agent in connection with any amendments or waivers of the Loan Documents, including in each instance, without limitation, the reasonable fees and expenses of legal counsel; (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; and (d) all reasonable and documented out-of-pocket costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Agreement or any other Loan Document.
(b)    This Section 11.1 shall survive repayment of the Obligations and termination of this Agreement.
Section 11.2    INDEMNIFICATION. BORROWER SHALL INDEMNIFY ADMINISTRATIVE AGENT AND LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AND EMPLOYEES FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION,

OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY OF ITS SUBSIDIARIES, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON. IN ADDITION, BORROWER SHALL, UPON DEMAND, PAY TO ADMINISTRATIVE AGENT AND LENDER ALL COSTS AND EXPENSES (INCLUDING THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL) PAID OR INCURRED BY BUYER IN (I) ENFORCING OR DEFENDING ITS RIGHTS UNDER OR IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, (II) COLLECTING THE LOAN OUTSTANDING, (III) FORECLOSING OR OTHERWISE COLLECTING UPON ANY COLLATERAL AND (IV) OBTAINING ANY LEGAL, ACCOUNTING OR OTHER ADVICE IN CONNECTION WITH ANY OF THE FOREGOING.
Section 11.3    Limitation of Liability. None of Administrative Agent, Lender or any respective Affiliate, officer, director, or employee thereof shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Administrative Agent, Lender or any of their respective Affiliates, officers, directors, or employees, for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.
Section 11.4    Interpretation. All references herein to “day” or “days” shall mean calendar day(s) unless otherwise specified herein.
Section 11.5    Lender Not Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, and neither Administrative Agent nor Lender has any fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan

Documents shall be construed so as to deem the relationship between Borrower and Administrative Agent or Lender to be other than that of debtor and creditor.
Section 11.6    Equitable Relief. Borrower recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Borrower therefore agrees that Lender, if Administrative Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
Section 11.7    No Waiver; Cumulative Remedies. No failure on the part of Administrative Agent or Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.
Section 11.8    Successors and Assigns. Subject to the restrictions imposed pursuant to the Acknowledgment Agreement, this Agreement is binding upon and shall inure to the benefit of Administrative Agent, Lender and Borrower and its successors and assigns, except that (i) Borrower may not assign or transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Administrative Agent and Lender and (ii) Lender may assign or transfer any of its rights, duties or obligations under this Agreement or the other Loan Documents with the prior written consent of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, an assignment or transfer to any of the entities listed under Schedule I shall not require Borrower’s prior written consent. The parties hereto acknowledge and agree that Lender shall not assign all or any portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it) without Freddie Mac’s prior express written consent, provided that Freddie Mac may withhold its consent on grounds that such proposed assignee is not a Freddie Mac Eligible Assignee. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register for the recordation of the names and addresses of the applicable Lenders, and the applicable commitments of, and principal amounts (and stated interest) of the applicable Borrowings owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the applicable Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
Section 11.9    Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Administrative Agent or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 11.1, and 11.2 shall survive repayment of the Obligations.
Section 11.10    Amendment. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the Administrative Agent, as directed by Lender, and the Borrower; provided, that, no amendment shall affect the rights or duties hereunder or under any other Loan Document of the Administrative Agent unless such amendment is in writing and executed by the Administrative Agent, Lender and the Borrower.
Notwithstanding anything to the contrary contained herein, the parties hereto agree that (a) Section 2.3, Section 2.6, Section 4.1, Section 4.2, Section 4.3, Section 4.8, Section 8.7, Section 10.2, Section 10.5, Section 11.8, Section 11.10, Section 11.21, Section 11.24, and Section 12.1(f) and Section 12.1(g) of this Agreement (nor the portions of the Revolving Credit Notes relating to Section 2.6 of this Agreement) shall not be amended, modified or waived, other than such amendments, modifications or waivers that do not have an effect on the Freddie Mac’s Superior Interests, without the prior written consent of Freddie Mac, which consent Freddie Mac may grant or withhold in its sole and absolute discretion and (b) this Agreement shall only be amended in accordance with the Acknowledgment Agreement.
Section 11.11    Notices. Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, email, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.
If to loanDepot:
loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, CA 92618
Attention: [***]
Phone Number: [***]
Email: [***]
With a copy to:

loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, CA 92618
Attention: General Counsel
email: [***]

If to ASP:
Atlas Securitized Products, L.P.
230 Park Avenue, Suite 800
New York, NY 10169
Phone: [***]
E-mail: [***]

If to Funding 1:

Atlas Securitized Products Funding 1, L.P.
230 Park Avenue, Suite 800
New York, NY 10169
Phone Number: [***]
Email: [***]
Section 11.12    GOVERNING LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACTIONS OF THE ADMINISTRATIVE AGENT IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN NEW YORK, NEW YORK. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM.
Section 11.13    Counterparts. This Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties hereto agree that this Agreement any addendum or amendment hereto, any Loan Document and any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention as may be reasonably chosen by a signatory hereto, including but not limited to DocuSign.
Section 11.14    Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.
Section 11.15    Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
Section 11.16    Participations; Etc. Subject to the terms of the Acknowledgment Agreement, Lender shall have the right at any time and from time to time to grant participations in, and sell and transfer, the Obligations and any Loan Documents to one or more banks or other entities (“Participants”); provided, that, (i) if such sale is to a Competitor, Lender shall obtain Borrower’s written consent on or prior to such participation, sale or transfer; provided, however, Borrower’s consent shall not be required in the event that (A) such Participant is an Affiliate of Administrative Agent or Lender or (B) a Default or an Event of Default has occurred and is continuing, and (ii) each such sale shall represent an interest in a transaction in a purchase price of $[***]or more; provided, that, after giving effect to the sale of such participation, Lender’s obligations hereunder and rights to consent to any waiver hereunder or amendment hereof shall remain unchanged, Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable to Lender hereunder and all rights to consent to any waiver hereunder or amendment hereof shall be determined as if Lender had not sold such participation interest, and the Borrower and the Administrative Agent shall continue to deal solely and directly with Lender and not be obligated to deal with such participant. If Lender sells a participation, it shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the outstanding principal balances (and accrued interest) of each Participant’s interest in the Borrowings or other obligations under the Loan Documents (the “Participant Register”); provided, that, Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Each actual or proposed participant or assignee, as the case may be, shall be entitled to receive all information received by Administrative Agent regarding Borrower, including, without limitation, information required to be disclosed to a participant or assignee pursuant to Banking Circular 181 (Rev., August 2,

1984), issued by the Comptroller of the Currency (whether the actual or proposed participant or assignee is subject to the circular or not) provided that such actual or proposed participant or assignee executed a customary confidentiality agreement prior to its receipt of any information.
Section 11.17    Construction. Borrower, Administrative Agent and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower, Administrative Agent and Lender.
Section 11.18    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.
Section 11.19    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE OTHER PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.19.
Section 11.20    Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by the Revolving Credit Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to the Revolving Credit Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Administrative Agent related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Administrative Agent’s exercise of the option to accelerate the maturity of the Revolving Credit Note and/or any and all indebtedness paid or payable by Borrower to Lender pursuant to any Loan Document other than the Revolving Credit Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Revolving Credit Note and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Administrative Agent or Lender shall be credited on the principal balance of the Revolving Credit Note and/or the Related Indebtedness (or, if the Revolving Credit Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Revolving Credit Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Revolving Credit Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then the parties hereto agree that Administrative Agent or Lender shall, with reasonable promptness after Administrative Agent or Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Revolving Credit Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Administrative Agent and Lender, advising them in reasonable detail of the nature and amount of the violation, and Administrative Agent and Lender shall have [***] after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Revolving Credit Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Administrative Agent or Lender for the use, forbearance or detention of any debt evidenced by the Revolving Credit Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Revolving Credit Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Revolving Credit Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to the Revolving Credit Note and/or the Related Indebtedness for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Administrative Agent or Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
Section 11.21    Confidential.
(a)    This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, including without limitation information contained in the monthly Officer’s Compliance Certificate, as well as any information conveyed to Administrative Agent and Lender during the course of any due diligence review, shall be kept confidential and shall not be divulged to any third party without the written consent of such party except for (i) disclosure to potential and actual assignees and Participants (pursuant to Section 11.16 hereof), (ii) disclosure to a party’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (iii) disclosure required by law, rule, regulation or order of a court or other regulatory body, (iv) any of such information is in the public domain other than due to a breach of this covenant, (v) disclosure to any approved hedge counterparty to the extent necessary to obtain any Hedging Contracts or (vi) in the event of a Default or an Event of Default the Administrative Agent determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Servicing Contract Rights or otherwise to enforce or exercise the Administrative Agent’s and Lender’s rights hereunder but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Documents, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Borrowings, any fact relevant to understanding the federal, state and local tax treatment of the Borrowings, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided, that, except as set forth in the first sentence of this clause (a), Borrower may not disclose the name of or identifying information with respect to Administrative Agent and Lender or any pricing terms or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Borrowings and is not relevant to understanding the federal, state and local tax treatment of the Borrowings, without the prior written consent of the Administrative Agent and the Lender. Lender and Administrative Agent shall be bound by and comply with the terms of Section 29(g) of the Acknowledgment Agreement entitled “Confidentiality.” The provision of this Section 11.21(a) shall survive the termination of this Agreement.
(b)    Notwithstanding anything in this Agreement to the contrary, the Borrower shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Borrowings and/or any applicable terms of this Agreement (the “Confidential Information”). Borrower understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and Borrower agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws. The Borrower shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of Administrative Agent and Lender or any Affiliate of Administrative Agent or Lender which Borrower holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Borrower represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, Borrower will provide evidence reasonably satisfactory to allow Administrative Agent and/or Lender to confirm that the providing party has satisfied its obligations as required under this Section. Without limitation, this may include Administrative Agent’s or Lender’s review of audits, summaries of test results, and other equivalent evaluations of the Borrower. Borrower shall notify the Administrative Agent, the Lender and Freddie Mac immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of the Borrower, the Administrative Agent, the Lender or any Affiliate of Lender provided directly to the Borrower by Administrative Agent, Lender or such Affiliate. The Borrower shall provide such notice to Administrative Agent and the Lender by personal delivery, by email with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.
(c)    The provisions set forth in this Section 11.21 shall survive the termination of this Agreement.
Section 11.22    USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation.
Section 11.23    NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 11.24    Provisions Applicable to Freddie Mac and Related Collaterals.
(a)    Lender represents and warrants to Administrative Agent that, as of the Closing Date, Lender is a Freddie Mac Eligible Assignee. Lender shall immediately notify Administrative Agent in writing upon the occurrence of any act, event, condition, or circumstance that has caused, or could reasonably be expected to cause, Lender to no longer be a Freddie Mac Eligible Assignee.
(b)    Lender consents to and approves of Administrative Agent’s execution of and entry into the Acknowledgment Agreement. Lender acknowledges and agrees that it has received from Administrative Agent, and has reviewed and had the opportunity to review with its attorneys and counsel, a complete copy of the Acknowledgment Agreement, as well as a Revolving Credit Note executed by Borrower and payable to the Administrative Agent on behalf of Lender bearing the legend and language prescribed in Section 2.6. Lender acknowledges and agrees that (i) its rights in the Collateral are subject and subordinate in all respects to Freddie Mac’s Superior Interests and (ii) it is not entitled to the benefits of preferred purchaser status pursuant to UCC Article 8, Administrative Agent having expressly and irrevocably waived the right to opt into UCC Article 8 to the extent applicable, and (iii) its rights may only be transferred or assigned as provided in the Acknowledgment Agreement.

(c)    Neither the Servicing Contract Rights nor any related Collateral is a “security” within the meaning of the UCC. The rights, interests, powers and prerogatives of Freddie Mac constitute an “adverse claim” relating to a “financial asset” (as defined in Article 8 of the UCC) with respect to any Servicing Contract Rights and related Collateral. Lender expressly waives the right to opt into Article 8 of the UCC such that Lender may not claim protected purchaser status with respect to all or any portion of the Servicing Contract Rights and related Collateral and proceeds.
(d)    In connection with any Freddie Mac VPC Agreement pertaining to any Mortgage Loans in excess of [***], (i) Borrower is permitted to sell, transfer, assign or otherwise dispose of Servicing Contract Rights and related Collateral and (ii) effective as of each date of transfer pertaining to a Freddie Mac VPC Agreement, Lender hereby covenants, represents, and warrants to Freddie Mac that, without any further requirement or action by Administrative Agent, Administrative Agent shall be conclusively deemed to have fully and finally released its lien, charge, security interest, encumbrance, claims, or interests arising out of or relating to (A) the Collateral pertaining to the Servicing Contract Rights subject to the applicable transfer of servicing, and (B) the Acknowledgment Agreement, including without limitation, any right to make claims against Freddie Mac (for itself and for any principal), solely as related to the Collateral pertaining to the Servicing Contract Rights subject to the applicable transfer of servicing. Administrative Agent shall promptly execute such release documentation in accordance with the Acknowledgment Agreement as requested by Freddie Mac.
(e)    Borrower shall at all times retain for its benefit the Minimum Servicing Compensation. Following the occurrence of an Event of Default under the Loan Documents, Borrower will not deposit into any Covered Account (as defined in the Acknowledgment Agreement) the Minimum Servicing Compensation, and Borrower’s failure to deposit the Minimum Servicing Compensation into any such Covered Account shall not give rise to a default or Event of Default under the Loan Documents.
(f)    Notwithstanding any extra-contractual meanings, the term “mortgage servicing rights” (and any references to ownership of servicing rights by Borrower) (i) are for convenience purposes only as a result of industry and accounting convention, and (ii) in fact refer to conditional servicing contract rights (as further described in the definition of “Servicing Contract Rights”) with respect to which Borrower may hold have rights sufficient to satisfy UCC § 9-203(b)(2), but which Borrower cannot own.
(g)    Whenever in this Agreement there is a requirement for Freddie Mac’s consent, Freddie Mac’s approval, Freddie Mac’s determination, Freddie Mac’s acceptance, Freddie Mac’s judgment or any other phrase of similar nature or import pertaining to an action required of Freddie Mac, it is understood by such phrase that Freddie Mac shall exercise the granting or withholding of its consent, approval, determination, acceptance, or judgment in its sole and absolute discretion.
(h)    The execution and delivery by Administrative Agent of the Acknowledgment Agreement does not confer upon the Lender (in its capacity as Lender) any independent rights under the Acknowledgment Agreement, and Freddie Mac has no duties under the Acknowledgment Agreement to the Lender (in its capacity as Lender). Borrower and Administrative Agent are the sole persons with any right to deal with Freddie Mac with respect to the Loan Documents or the Acknowledgment Agreement, including in the event of any dispute, proceeding, claim or suit between the Lender, the Borrower and/or Administrative Agent on one hand, and Freddie Mac, on the other, and Freddie Mac has no obligation under the Loan Documents or the Acknowledgment Agreement to deal with or communicate with the Lender (in its capacity as Lender).
(i)    In the event of any dispute, claim or suit between Lender, the Borrower and/or the Administrative Agent, on the one hand, and Freddie Mac, on the other, including without limitation, any claim made or position taken by Lender in a Borrower bankruptcy proceeding and notwithstanding anything to the contrary in the this Agreement, Lender acknowledges and agrees that for all purposes of this Agreement, the Borrower and the Administrative Agent are the sole Persons with any right to deal with Freddie Mac with respect to this Agreement or the Acknowledgment Agreement.
(j)    The Borrower, the Administrative Agent and Lender hereby acknowledge and agree that Freddie Mac is an express third-party beneficiary of this Agreement, as if it was a party hereto for purposes of enforcing Sections 2.3, 2.6, 4.1, 4.2, 4.3, 4.8, 10.2, 10.5, 11.8, 11.10, 11.24 and 12.1(g).
(k)    This Section 11.24 shall survive any termination or expiration of this Agreement. If any term or provision of this Section 11.24 is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Section 11.24 or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision of this Section 11.24 is invalid, illegal, or unenforceable, the relevant court may modify this Agreement to effect the original intent of Freddie Mac and the parties hereto as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
ARTICLE XII

ADMINISTRATIVE AGENT
Section 12.1    Agency, Appointment and Authority.
(a)    Lender hereby irrevocably appoints Atlas Securitized Products, L.P. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and Lender, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied

(or express) obligations arising under agency doctrine of any Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    In its capacity as Administrative Agent until all Obligations have been satisfied and Lender have no further obligations under this Agreement and the other Loan Documents, the Administrative Agent shall:
(i)    send timely bills to the Borrower for sums due and receive all sums on account of the Obligations or with respect to them;
(ii)    use reasonable diligence to obtain from the Borrower and promptly remit to Lender its interest and principal payments and other sums received by the Administrative Agent on account of the Obligations or with respect to them, in accordance with this Agreement;
(iii)    use reasonable diligence to recover from the Borrower all expenses incurred that are reimbursable by the Borrower and promptly remit such recoveries to Lender;
(iv)    hold all security interests established hereby ratably for itself as Administrative Agent and representative of Lender; and
(v)    request from the Borrower, and promptly forward to Lender, such information as Lender may reasonably request Administrative Agent to obtain from the Borrower, consistent with the terms of this Agreement.
Notwithstanding the foregoing, the Administrative Agent shall coordinate the actions of Lender, as applicable.
(c)    Rights as Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to Lender.
(d)    Exculpatory Provisions.
(i)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(A)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; and
(B)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by Lender; provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the Bankruptcy Code or any other debtor relief law.
(ii)    Neither Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable for any action taken or omitted by Administrative Agent under in connection with this Agreement or any Loan Documents except to the extent caused by Administrative Agent’s gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. In addition, Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of Lender. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by the Borrower or Lender.
(iii)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vi) the collectability of the Servicing Contract Rights, (vii) the legality, validity, enforceability, or any legal effect of any of the Loan Documents, or any insurance, bond or similar device purportedly protecting any obligation to Lender or any Servicing Contract Rights, (viii) the financial condition of Borrower or any of its Subsidiaries or Affiliates, the status, health or viability of any industry in which any of them is involved, the prospects for repayment of the Obligations, or the effectiveness of any of the provisions of the Loan Documents (including the financial covenants, tests and hedging requirements) or any aspect of their implementation or administration at any time to reduce or control risks of any type, to produce returns, profits, yields or spreads or to reduce or control losses, or (ix) any failure of Borrower or any other obligor under this Agreement or any of the other Loan Documents to perform any of its obligations thereunder.
(e)    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the entry into a Borrowing that by its terms must be fulfilled to the satisfaction of Lender, the Administrative Agent may presume that such condition is satisfactory to Lender unless the Administrative Agent shall have received notice to the contrary from Lender prior to entering into such Borrowing. The Administrative Agent may consult with nationally recognized legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(f)    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent with due care. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the related parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the revolving line of credit as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(g)    Resignation of Administrative Agent.
(i)    The Administrative Agent may at any time give notice of its resignation to Lender and the Borrower. Upon receipt of any such notice of resignation, Lender shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by Lender and no successor shall have accepted such appointment within [***] after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by Lender), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of Lender, appoint a successor Administrative Agent meeting the qualifications set forth above. The resignation of the retiring Administrative Agent shall only become effective on the date that a successor has been appointed and has entered into the Acknowledgment Agreement or any replacement thereof (the “Resignation Effective Date”).
(ii)    Notwithstanding anything to the contrary in this Agreement, for any period of time in which the Acknowledgment Agreement is in effect, Administrative Agent may not resign, be removed or assign any of its rights or obligations hereunder and under the Acknowledgment Agreement without (x) Freddie Mac’s prior express written consent, in its sole and absolute discretion, (y) a successor administrative agent and a successor secured party under the Acknowledgment Agreement, as applicable, having been appointed and having assumed all related obligations, and (iii) such successor entity having executed and delivered an amendment to the Acknowledgment Agreement, in form and substance acceptable to Freddie Mac in its sole and absolute discretion, expressly assuming all of Administrative Agent’s obligations under the Acknowledgment Agreement.
(iii)    With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of Lender under any of the Loan Documents the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to Lender directly, until such time, if any, as Lender appoints a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder and subject to Lender having completed all “Know Your Customer” requirements for such successor, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 12.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of Lender and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(h)    Non-Reliance. Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any related parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any related parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(i)    No Other Duties. Anything herein to the contrary notwithstanding, no arrangers or any other titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or Lender hereunder.
(j)    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise, if necessary, (it being understood and agreed that the Administrative Agent shall take commercially efforts to avail itself of the “bankruptcy safe harbors and exercise remedies free from the automatic stay) subject to the terms of the Acknowledgment Agreement:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lender and the Administrative Agent and their respective agents and counsel and all other amounts due Lender and the Administrative Agent under Section 11.2) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(iii)    any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.2 and any other Loan Document.
(k)    [Reserved].

(l)    [Reserved].
(m)    Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance this Agreement for the benefit of Lender; provided, that, the foregoing shall not prohibit, subject to the terms of the Acknowledgment Agreement, (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit hereunder and under the other Loan Documents, (ii) Lender from exercising setoff rights in accordance with Section 4.12 or (iii) Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under receivership, insolvency, bankruptcy, reorganization or other similar proceedings; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) Lender shall have the rights otherwise provided to the Administrative Agent pursuant to this Agreement and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso, Lender may enforce any rights or remedies available to it and as authorized by Lender.
(n)    Return of Payments and Erroneous Payments.
(i)    Return of Payments. If Administrative Agent is legally obligated at any time to return to Borrower, any portion of the payments made to Administrative Agent in respect of any transaction contemplated herein, then Lender shall, on demand of Administrative Agent, forthwith return to Administrative Agent the corresponding amount of any payments transferred to Lender hereunder, but without interest on such payments unless Administrative Agent has been required to pay interest on such amounts to the person recovering such payments and in such event Lender shall pay Administrative Agent interest on such payment at such rate required to be paid thereon by the Administrative Agent. Lender’s obligations under this Section shall survive payment of all amounts due under this Agreement and the termination of this Agreement.
(ii)    Erroneous Payments.
(1)    If Administrative Agent notifies Lender or any Person who has received funds on behalf of Lender (Lender or other recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of

Administrative Agent, and Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than [***] thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the overnight federal funds rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this Section 12.1(n)(i) shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from Administrative Agent to the contrary.
(2)    Lender hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to Lender under this Agreement, or otherwise payable or distributable by Administrative Agent to Lender from any source, against any amount due from Lender to Administrative Agent under this Agreement.
(3)    For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Administrative Agent after demand therefor in accordance with Section 12.1(n)(i), (i) Administrative Agent may elect, in its sole discretion on written notice to Lender, that all rights and claims of Lender with respect to any payments owed to Lender pursuant to this Agreement up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment shall immediately vest in the Administrative Agent upon such election; and (ii) each party hereto agrees that, except to the extent that Administrative Agent has received notice of an assignment and transfer of Lender’s interest pursuant to Section 11.8, and irrespective of whether Administrative Agent may be equitably subrogated, Administrative Agent shall be contractually subrogated to all the rights and interests of Lender with respect to the Erroneous Payment Return Deficiency.
(4)    No Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any

Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(5)    Each party’s obligations, agreements and waivers under this Section 12.1(n)(ii) shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, Lender, and/or the termination of this Agreement.
(o)    Right to Indemnity.
(i)    Lender shall, and hereby agrees to, indemnify Administrative Agent, any Affiliate of the Administrative Agent, and their respective directors, officers, agents and employees (each, an “Indemnitee Agent Party”), and hold such Indemnitee Agent Party harmless to the extent that such Indemnitee Agent Party shall not have been reimbursed by Borrower, from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it has resulted from the gross negligence or willful misconduct of such Indemnitee Agent Party) which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as an Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Loan Documents, including amounts paid in settlement, court costs and reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of Lender’s outstanding unpaid principal balance thereof; provided, further, this sentence shall not be deemed to require Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
(ii)    Promptly after receipt by the Indemnitee Agent Party of notice of the commencement of any action regarding which a claim in respect thereof is to be made against Lender, the Indemnitee Agent Party shall notify Lender in writing of the commencement thereof, but the omission to so notify will not relieve Lender from any liability which they may have under this Agreement or from any other liability which they may have, except to the extent that they have been prejudiced in any material respect by the failure by the Indemnitee Agent Party to provide prompt notice. Upon receipt of notice by Lender, Lender will be entitled to participate in the related action, and they may elect by written notice delivered to the Indemnitee Agent Party to assume the defense thereof. Upon receipt of notice by the Indemnitee Agent Party of Lender’s election to assume the defense of such action, Lender shall not be liable to the Indemnitee Agent Party for legal expenses incurred by such party in connection with the defense thereof unless (i) Lender shall not have employed counsel to represent the Indemnitee Agent Party within a reasonable time after receipt of notice of commencement of the action, (ii) Lender has authorized in writing the employment of separate counsel for the Indemnitee Agent Party, or (iii) the Indemnitee Agent Party has previously engaged counsel and reasonable legal expenses are necessary (a) to transfer the file to Lender’s designated counsel, or (b) to pursue immediate legal action necessary to preserve the legal rights or defenses of the Indemnitee Agent Party as against a third party claimant, and such legal action must occur prior to said transfer. Lender shall not settle any suit or claim without the Indemnitee Agent Party’s written consent unless such settlement solely involves the payment of money by parties other than the Indemnitee Agent Party and includes unconditional release of the Indemnitee Agent Party from all liability on all matters that are the subject of such proceeding or claim.
(p)    Right to Realize on Collateral. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Administrative Agent and Lender hereby agree that (i)  Lender shall not have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lender in accordance with the terms hereof and all powers, rights and remedies under the Loan Documents may be exercised solely by Administrative Agent, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lender shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date and year first above written.

LOANDEPOT.COM, LLC, as Borrower

By:    /s/ David Hayes
    Name: David Hayes
    Title: CFO

[LD FHLMC – Credit and Security Agreement]

ATLAS SECURITIZED PRODUCTS, L.P., as Administrative Agent

By: Atlas Securitized Products GP, LLC, its general partner

By:    /s/ Dominic Obaditch
Name: Dominic Obaditch
Title: Managing Director

[LD FHLMC – Credit and Security Agreement]

ATLAS SECURITIZED PRODUCTS FUNDING 1, L.P., as Lender

By: AASP Management, LP, its investment manager

By:    /s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President and AGM General Counsel, Americas
[LD FHLMC – Credit and Security Agreement]

EXHIBIT A
[FORM OF REVOLVING CREDIT NOTE]
PROMISSORY NOTE

Maximum Facility Amount: $[ ] or such other amount as contemplated by the definition of “Maximum Facility Amount”	[__], 20[__]
FOR VALUE RECEIVED, LOANDEPOT.COM, LLC, a Delaware limited liability company (“Borrower”), having an address at 6561 Irvine Center Drive, Irvine, CA 92618, hereby promises to pay to ATLAS SECURITIZED PRODUCTS, L.P., as administrative agent (the “Administrative Agent”) on behalf ATLAS SECURITIZED PRODUCTS FUNDING 1, L.P. (together with its successors and permitted assigns, the “Lender”), as hereinafter provided, the principal sum of [__] DOLLARS ($[__]) or such part thereof as may be advanced and outstanding hereunder and to pay interest on such principal sum or such part thereof as shall remain unpaid from time to time, at the rate and at the times provided in that certain Credit and Security Agreement, dated as of January 29, 2025 (as may be amended, restated, modified, or supplemented from time to time, the “Agreement”), by and among the Borrower, the Lender and the Administrative Agent.
THE HOLDER OF THIS NOTE SHALL BE SUBJECT TO, AND BY ACCEPTANCE OF THIS NOTE EACH SUCH HOLDER EXPRESSLY AGREES TO BE BOUND BY THE TERMS AND CONDITIONS SET FORTH IN THE AGREEMENT. THE RIGHTS OF EACH HOLDER OF A NOTE SHALL BE (X) SUBJECT AND SUBORDINATE IN ALL RESPECTS TO (A) ALL RIGHTS, POWERS AND PREROGATIVES OF THE FEDERAL HOME LOAN MORTGAGE CORPORATION (“FREDDIE MAC”) UNDER AND IN CONNECTION WITH THE ACKNOWLEDGMENT AGREEMENT, BY AND AMONG BORROWER, ATLAS SECURITIZED PRODUCTS, L.P., AS SECURED PARTY (“SECURED PARTY”), AND FREDDIE MAC DATED AS OF JANUARY 29, 2025 (AS AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME, THE “ACKNOWLEDGMENT AGREEMENT”) AND THE PURCHASE DOCUMENTS (AS DEFINED IN THE ACKNOWLEDGMENT AGREEMENT), WHICH INCLUDE, WITHOUT LIMITATION, THE RIGHT OF FREDDIE MAC TO DISQUALIFY (IN WHOLE OR IN PART) THE BORROWER AS AN APPROVED FREDDIE MAC SELLER/SERVICER, WITH OR WITHOUT CAUSE, AND THE RIGHT TO TERMINATE (IN WHOLE OR IN PART) THE SERVICING CONTRACT (AS DEFINED IN THE ACKNOWLEDGMENT AGREEMENT) AND TO TRANSFER AND SELL ALL OR ANY PORTION OF THE SERVICING CONTRACT RIGHTS (AS DEFINED IN THE ACKNOWLEDGMENT AGREEMENT), AS PROVIDED IN THE PURCHASE DOCUMENTS, (B) ALL OF FRE CLAIMS (AS DEFINED IN THE ACKNOWLEDGMENT AGREEMENT), AND (C) THE FIRST-PRIORITY SECURITY INTEREST OF FREDDIE MAC IN THE FREDDIE MAC COLLATERAL (AS DEFINED IN THE ACKNOWLEDGMENT AGREEMENT) AND (Y) DERIVED FROM AND EXERCISED SOLELY THROUGH THE SECURED PARTY AS SET FORTH IN THE ACKNOWLEDGMENT AGREEMENT. THE HOLDER OF THIS NOTE IS NOT ENTITLED

TO THE BENEFITS OF PREFERRED PURCHASER STATUS PURSUANT TO UNIFORM COMMERCIAL CODE (“UCC”) ARTICLE 8, SECURED PARTY HAVING EXPRESSLY AND IRREVOCABLY WAIVED THE RIGHT TO OPT INTO UCC ARTICLE 8 TO THE EXTENT APPLICABLE. THIS NOTE MAY ONLY BE TRANSFERRED OR ASSIGNED SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 11.8 OF THE AGREEMENT AND THE APPLICABLE TRANSFER AND ASSIGNMENT RESTRICTIONS DESCRIBED IN THE ACKNOWLEDGMENT AGREEMENT (THE “FRE TRANSFER RESTRICTIONS”). THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT ASSIGN THIS NOTE EXCEPT IN COMPLIANCE WITH THE FRE TRANSFER RESTRICTIONS. ANY PURPORTED ASSIGNMENT OF THIS NOTE THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN SECTION 11.8 OF THE AGREEMENT IS VOID AB INITIO.
LENDER SHALL NOT HAVE ANY RIGHT INDIVIDUALLY TO ENFORCE LIENS ON THE COLLATERAL, IT BEING UNDERSTOOD AND AGREED THAT (I) ALL POWERS, RIGHTS AND REMEDIES UNDER THE AGREEMENT MAY BE EXERCISED SOLELY BY THE ADMINISTRATIVE AGENT ON BEHALF OF LENDER IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT AND ALL POWERS, RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS MAY BE EXERCISED SOLELY BY THE ADMINISTRATIVE AGENT, (II) IN THE EVENT ANY NOTICE IS DUE FROM FREDDIE MAC PURSUANT TO THE ACKNOWLEDGMENT AGREEMENT OR OTHERWISE, FREDDIE MAC SHALL BE DEEMED TO HAVE COMPLIED TO THE EXTENT THE NOTICE IS PROVIDED TO THE ADMINISTRATIVE AGENT UNDER THE ACKNOWLEDGMENT AGREEMENT; AND LENDER, BY ITS ACCEPTANCE OF THIS NOTE, ACKNOWLEDGES AND AGREES THAT ONLY THE ADMINISTRATIVE AGENT WILL RECEIVE SUCH NOTICE AND THAT LENDER HAS NO RIGHT TO REQUIRE FREDDIE MAC TO SEND IT A COPY OF SUCH NOTICE OR OTHERWISE COMMUNICATE WITH IT, AND (III) ANY DISPUTES, CLAIMS OR SUITS AGAINST FREDDIE MAC ARISING OUT OF OR RELATING TO THE AGREEMENT OR THE ACKNOWLEDGMENT AGREEMENT MAY BE SUBMITTED AND PURSUED ONLY BY THE ADMINISTRATIVE AGENT AND NOT BY LENDER DIRECTLY.
IN THE EVENT OF ANY DISPUTE, CLAIM OR SUIT BETWEEN LENDER, THE BORROWER AND/OR THE ADMINISTRATIVE AGENT, ON THE ONE HAND, AND FREDDIE MAC, ON THE OTHER, INCLUDING WITHOUT LIMITATION, ANY CLAIM MADE OR POSITION TAKEN BY LENDER IN A BORROWER BANKRUPTCY PROCEEDING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, LENDER, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGES AND AGREES THAT FOR ALL PURPOSES OF THE AGREEMENT, THE BORROWER AND THE ADMINISTRATIVE AGENT ARE THE SOLE PERSONS WITH ANY RIGHT TO DEAL WITH FREDDIE MAC WITH RESPECT TO THE AGREEMENT OR THE ACKNOWLEDGMENT AGREEMENT.
WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, ADMINISTRATIVE AGENT AND LENDER HEREBY

IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.3.
GOVERNING LAW; VENUE; SERVICE OF PROCESS. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN NEW YORK, NEW YORK. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM.

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.

LOANDEPOT.COM, LLC, as Borrower

By:
    Name:
    Title:

[Remainder of exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K]